                                                                     Exhibit 2.1

                                                               EXECUTION VERSION

                 ---------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                 ---------------------------------------------

                                  BY AND AMONG

          TITAN HOLDINGS, INC., A DELAWARE CORPORATION (THE "COMPANY"),

            MICRON HOLDINGS, INC., A DELAWARE CORPORATION ("PARENT"),

                                       AND

             MICRON MERGER CORPORATION, A DELAWARE CORPORATION AND A
              WHOLLY OWNED SUBSIDIARY OF PARENT ("ACQUISITION SUB")

                             DATED AS OF MAY 1, 2004

                                                               EXECUTION VERSION

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
I. CLOSING.......................................................................................................     1

II. THE MERGER...................................................................................................     1
         2.1        Board of Directors' and Stockholders' Approval...............................................     1
         2.2        The Merger...................................................................................     2
         2.3        Consummation of the Merger; Effects of Merger................................................     2
         2.4        Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving
                    Corporation..................................................................................     2
         2.5        Conversion of Outstanding Capital Stock......................................................     2
         2.6        Appraisal Rights.............................................................................     4
         2.7        Exchange of Certificates.....................................................................     5
         2.8        Satisfaction of the Closing Date Indebtedness................................................     6
         2.9        Withholding Taxes............................................................................     6

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................     7
         3.1        Corporate Status.............................................................................     7
         3.2        Capitalization...............................................................................     7
         3.3        Authority....................................................................................     8
         3.4        No Conflict..................................................................................     9
         3.5        Consents.....................................................................................     9
         3.6        Financial Statements; Absence of Certain Changes.............................................     9
         3.7        Real Property................................................................................    12
         3.8        Assets.......................................................................................    12
         3.9        Material Contracts...........................................................................    13
         3.10       Intellectual Property........................................................................    14
         3.11       Litigation, Claims and Proceedings...........................................................    16
         3.12       Environmental and Safety and Health Matters..................................................    16
         3.13       Permits and Licenses.........................................................................    17
         3.14       Compliance with Law..........................................................................    17
         3.15       Labor........................................................................................    18
         3.16       Employee Benefits............................................................................    19
         3.17       Insurance....................................................................................    20
         3.18       Intercompany Services........................................................................    21
         3.19       Taxes........................................................................................    21
         3.20       Undisclosed Liabilities......................................................................    22
         3.21       Finder's Fee.................................................................................    23
         3.22       Validity and Enforceability of Acquisition Agreements; Absence of Claims.....................    23

                                                               EXECUTION VERSION

         3.23       Product Liability............................................................................    23
         3.24       Customers and Suppliers......................................................................    24
         3.25       No Off-Balance Sheet Arrangements............................................................    24

IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB.................................................    24
         4.1        Due Organization.............................................................................    25
         4.2        Authority....................................................................................    25
         4.3        Compliance with Law..........................................................................    25
         4.4        No Conflict..................................................................................    25
         4.5        Finder's Fee.................................................................................    25
         4.6        Consents.....................................................................................    26
         4.7        Financing; Capitalization of Surviving Corporation...........................................    26
         4.8        Inspections; No Other Representations........................................................    27

V. COVENANTS AND AGREEMENTS......................................................................................    27
         5.1        Conduct of Business Prior to Closing.........................................................    27
         5.2        Access to Records and Properties.............................................................    30
         5.3        Consents.....................................................................................    31
         5.4        Public Announcements.........................................................................    33
         5.5        No Solicitation or Negotiation...............................................................    33
         5.6        Confidentiality..............................................................................    34
         5.7        Further Action...............................................................................    34
         5.8        Indemnity....................................................................................    34
         5.9        Benefit Plans................................................................................    36
         5.10       Financing....................................................................................    36
         5.11       Delivery of Monthly Financial Statements.....................................................    37
         5.12       Notice of Certain Events.....................................................................    37
         5.13       Affiliate Relationships......................................................................    38
         5.14       Transfer Taxes...............................................................................    38
         5.15       Notice to Stockholders Pursuant to DGCL......................................................    38
         5.16       Notice of Payment of Transaction Costs.......................................................    38

VI. CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB......................................................    39
         6.1        Legality of Merger...........................................................................    39
         6.2        Representations and Warranties...............................................................    39
         6.3        Fulfillment of Covenants.....................................................................    39
         6.4        Certified Resolutions........................................................................    39
         6.5        Documents....................................................................................    39
         6.6        Third-Party Consents and Approvals...........................................................    40
         6.7        Governmental Consents and Approvals..........................................................    40
         6.8        No Material Adverse Effect...................................................................    40
         6.9        Termination of Certain Agreements............................................................    40
         6.10       Continuing Stockholder Contributions.........................................................    40

                                                               EXECUTION VERSION

         6.11       Financing....................................................................................    40
         6.12       Stock Options................................................................................    41
         6.13       Appraisal Rights.............................................................................    41
         6.14       Closing Date Indebtedness....................................................................    41

VII. CONDITIONS TO OBLIGATIONS OF THE COMPANY....................................................................    41
         7.1        Legality of Merger...........................................................................    41
         7.2        Representations and Warranties...............................................................    41
         7.3        Fulfillment of Covenants.....................................................................    41
         7.4        Certified Resolutions........................................................................    42
         7.5        Governmental Consents and Approvals..........................................................    42
         7.6        Evidence of Insurance........................................................................    42

VIII. TERMINATION; EFFECT OF TERMINATION.........................................................................    42
         8.1        Termination..................................................................................    42
         8.2        Effect of Termination........................................................................    43

IX. MISCELLANEOUS................................................................................................    44
         9.1        Assignability................................................................................    44
         9.2        Binding Effect...............................................................................    44
         9.3        Notices......................................................................................    44
         9.4        Counterparts.................................................................................    45
         9.5        Disclosure Schedule and Exhibits.............................................................    45
         9.6        Governing Law and Forum......................................................................    45
         9.7        Headings.....................................................................................    46
         9.8        Amendment....................................................................................    46
         9.9        Entire Agreement.............................................................................    46
         9.10       Waivers......................................................................................    47
         9.11       Third-Party Rights...........................................................................    47
         9.12       Severability.................................................................................    47
         9.13       Enforcement..................................................................................    47
         9.14       Facsimile Signature..........................................................................    47
         9.15       Legal Representation.........................................................................    47
         9.16       Currency.....................................................................................    47
         9.17       No Survival of Representations and Warranties................................................    48

X. DEFINITIONS...................................................................................................    48
         10.1       Defined Terms................................................................................    48

                                                               EXECUTION VERSION

                                    EXHIBITS

1.      Voting Agreement
2.      Form of Letter of Transmittal
3.      Financial Statements
4.      Indebtedness
5.      Continuing Stockholder List
6.      Knowledge Group
7.      Contribution Agreement Term Sheet

                                                               EXECUTION VERSION

                              DISCLOSURE SCHEDULE

3.1               Qualification To Do Business
3.2(a)            Capitalization
3.2(b)(i)         Subsidiaries
3.2(b)(ii)        Options, Warrants or Convertible Securities
3.2(b)(iii)       Voting or Transfer of Shares
3.4               Non-Contravention
3.5               Consents
3.6(b)            Financial Statements
3.6(c)            Ordinary Course of Business
3.7(a)            Listing of Real Property
3.7(b)            Exceptions to Real Property Title
3.7(c)            Leased Real Property
3.8               Title to Assets
3.9(a)            Material Contracts
3.9(b)            Material Contract Defaults
3.10              Intellectual Property
3.11              Litigation, Claims and Proceedings
3.12(a)           Environmental Permits
3.12(b)           Compliance with Environmental Permits
3.12(c)           Notices re: Environmental Laws
3.13              Permits
3.14(a)           Compliance with Law
3.14(b)           Governmental Orders
3.15(a)           Employment Agreements
3.15(b)           Collective Bargaining Agreements
3.15(c)           Labor Matters
3.16(a)           Benefit Plans
3.16(c)           Benefit Plans
3.17              Insurance
3.18              Affiliated Contracts
3.19              Tax Matters
3.20              Undisclosed Liabilities
3.21              Finder's Fee
3.22              Acquisition Agreements
3.23              Product Liability
3.24              Customers and Suppliers
5.1(a)            Conduct of Business in the Ordinary Course
5.1(a)(ii)        Real Estate Not Used in the Business
5.1(a)(iii)       Split Dollar Life Insurance Program

                                                               EXECUTION VERSION

5.1(a)(iv)        Compensation, Hiring, Employment or Benefit Plan Amendments
5.1(a)(v)         Third Party Indebtedness
5.1(a)(vi)        Mergers and Acquisitions
5.1(a)(vii)       Capital Expenditures
5.1(a)(ix)        Litigation Settlements
5.1(a)(x)         Written Agreement

                                                               EXECUTION VERSION

                             INDEX OF DEFINED TERMS

Acquisition Agreements ...............................        3.22, 24
Acquisition Sub ......................................     Preamble, 1
Action ...............................................        10.1, 49
Affiliate ............................................        10.1, 49
Affiliate Relationships ..............................        3.18, 21
Aggregate Preferred Stock Merger Consideration .......       2.5(c), 4
Agreement of Merger ..................................        10.1, 49
Agreement or this Agreement ..........................        10.1, 49
Ancillary Agreement ..................................        10.1, 49
Assets ...............................................         3.8, 13
Benefit Agreement ....................................        10.1, 50
Benefit Plan .........................................        10.1, 50
Business .............................................        10.1, 50
Business Day .........................................        10.1, 50
Cash .................................................        10.1, 50
Closing Date Cash Balance ............................        10.1, 50
Closing Date .........................................            I, 1
Closing Date Indebtedness ............................        10.1, 50
Closing ..............................................            I, 1
Code .................................................        10.1, 51
Common Equityholders .................................        10.1, 51
Common Stock .........................................        11.1, 51
Common Stock Merger Consideration ....................        10.1, 51
Company Persons ......................................         5.9, 36
Company ..............................................     Preamble, 1
Company Stock ........................................        10.1, 51
Confidentiality Agreement ............................        10.1, 51
Continuing Stockholders ..............................       2.5(b), 3
Continuing Stockholders Contribution .................       2.5(b), 3
Contribution Agreement ...............................        10.1, 51
Contribution Amount ..................................       2.5(b), 3
Contribution Shares ..................................       2.5(b), 3
Control ..............................................        10.1, 51
Deemed Aggregate Option Exercise Price ...............        10.1, 51
DGCL .................................................        10.1, 52
Disclosure Schedule ..................................        10.1, 52
Dissenting Shareholders ..............................          2.6, 4
DOJ ..................................................      5.3(a), 32
Effective Time .......................................          2.3, 2
Employee Benefit Plan ................................        10.1, 52
Employee Pension Benefit Plan ........................        10.1, 52
Employment Agreements ................................     3.15(a), 18
Encumbrance ..........................................        10.1, 52
Environmental Laws ...................................        10.1, 52
Environmental Matter .................................        10.1, 52
Environmental Permits ................................     3.12(a), 17
Equity Commitment Letters ............................      4.7(a), 27
ERISA ................................................        10.1, 52
ERISA Affiliate ......................................        10.1, 52
Financial Statements .................................      3.6(a), 10
Financing Commitment Letters .........................      4.7(a), 27
FTC ..................................................      5.3(a), 32
Fully Diluted Shares .................................        10.1, 52
GAAP .................................................        10.1, 53
Government Antitrust Authority .......................   5.3(c)(i), 33
Governmental Authority ...............................        10.1, 53
Governmental Order ...................................        10.1, 53
Hazardous Substances .................................        10.1, 53
HSR Act ..............................................      5.3(a), 32
Indebtedness .........................................        10.1, 53
Indemnified Person(s) ................................      5.8(a), 35
Intellectual Property ................................        10.1, 54
IRS ..................................................        10.1, 54
Knowledge of the Company .............................        10.1, 54
Law ..................................................        10.1, 54
Leased Real Property .................................        10.1, 54
Letter of Transmittal ................................       2.7(a), 5
Liabilities ..........................................        10.1, 54
Management Services Agreement ........................        6.10, 41
Material Adverse Effect ..............................        10.1, 54
Material Contracts ...................................      3.9(a), 13
Merger Consideration .................................          2.5, 2
Merger ...............................................     Recitals, 1
Monthly Financial Statements .........................        5.11, 38
Most Recent Financial Statements .....................      3.6(a), 10
Option Merger Consideration ..........................       2.5(d), 4
Owned Real Property ..................................        10.1, 55
Parent Common Stock ..................................       2.5(b), 3
Parent ...............................................     Preamble, 1

                                                               EXECUTION VERSION

Per Share Common Stock Merger Consideration ..........        10.1, 55
Per Share Preferred Stock Merger Consideration .......       2.5(c), 3
Permit ...............................................        10.1, 55
Permitted Encumbrances ...............................        10.1, 55
Person ...............................................        10.1, 55
Preferred Stock ......................................        10.1, 56
Present Fair Salable Value ...........................      4.7(b), 27
Real Property ........................................        10.1, 56
Reference Balance Sheet ..............................      3.6(a), 10
Remediation ..........................................        10.1, 56
Representatives ......................................      5.2(a), 31
SEC ..................................................        5.10, 37
Securityholder .......................................        10.1, 56
Securityholders Agreement ............................        10.1, 56
Series A Preferred Stock .............................        10.1, 56
Series B Preferred Stock .............................        10.1, 56
Solvent ..............................................      4.7(b), 27
Stock Option Plan ....................................        10.1, 56
Stockholder Consent ..................................     Recitals, 1
Subject Transactions .................................          3.4, 9
Subsidiaries .........................................        10.1, 56
Surviving Corporation ................................          2.2, 2
Tax or Taxes .........................................        10.1, 56
Termination Date .....................................      8.1(b), 43
Transaction Costs ....................................        10.1, 56
Transfer Taxes .......................................        5.14, 39
Voting Agreement .....................................     Recitals, 1

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is made as of this 1st day of May, 2004 by and among TITAN HOLDINGS, INC., a Delaware corporation (the "Company"), Micron Holdings, Inc., a Delaware corporation ("Parent"), and Micron Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub").

                                   WITNESSETH:

      WHEREAS, Parent has formed Acquisition Sub for the purposes of merging with and into the Company (the "Merger") and acquiring the Company as a wholly owned subsidiary;

      WHEREAS, the Boards of Directors of Acquisition Sub and the Company, and Parent as the sole stockholder of Acquisition Sub, have each approved the terms of the Merger;

      WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain holders of the outstanding capital stock of the Company have entered into a Securityholders Agreement and Waiver (the "Voting Agreement"), attached hereto as Exhibit 1; and

      WHEREAS, simultaneously with the execution and delivery of this Agreement, the holders as of the date hereof of the issued and outstanding shares of Common Stock and Preferred Stock (as defined in Section 10.1) are executing an unanimous written consent of stockholders pursuant to Section 228 of the DGCL (as defined in Section 10.1) approving and adopting the Merger and this Agreement in accordance with Section 251 of the DGCL (the "Stockholder Consent").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

      I     CLOSING. Upon the terms and subject to the conditions of this
Agreement, the Closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, located at One New York Plaza, New York, New York, effective at the commencement of business on the fifth Business Day following the expiration of or other termination of any waiting period under the HSR Act and any filings required to be made with any other foreign competition authority, but in any event no earlier than June 11, 2004, or at such other place and on such other date and time as the parties may mutually agree in writing (the time and date on which the Closing occurs is hereinafter referred to as the "Closing Date").

      II    THE MERGER.

      2.1 Board of Directors' and Stockholders' Approval. The Board of Directors of Acquisition Sub, Parent and the Company have each approved this Agreement and the terms of the Merger. Simultaneously with the execution and delivery of this Agreement, the stockholders of the Company are executing the Stockholder Consent approving and adopting this Agreement and the terms of the Merger, and Parent, as the sole stockholder of Acquisition Sub, has

                                                               EXECUTION VERSION

approved and adopted this Agreement and the terms of the Merger, in each case in accordance with the applicable provisions of the DGCL.

      2.2 The Merger. Subject to the terms and conditions of this Agreement and the Agreement of Merger, and in accordance with the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company pursuant to the Agreement of Merger, with the Company as the surviving corporation (in such capacity, the "Surviving Corporation"), the separate existence of Acquisition Sub shall thereupon cease and the Company, as the Surviving Corporation in the Merger, shall continue its corporate existence under the laws of the State of Delaware.

      2.3 Consummation of the Merger; Effects of Merger. Pursuant to DGCL, the parties hereto shall cause the Agreement of Merger to be filed, as promptly as practicable after the satisfaction, or if permissible, waiver of the conditions set forth in Articles VI and VII, in the offices of the Secretary of State for the State of Delaware. The Merger shall become effective immediately upon the filing of the Agreement of Merger and related certificates with the office of the Secretary of State for the State of Delaware in accordance with the DGCL (the date and time of such filing being the "Effective Time"). At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      2.4 Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation.

            (a) The certificate of incorporation and bylaws of Surviving Corporation, respectively, as of the Effective Time, shall be in the form to be provided by Acquisition Sub and Parent no later than one (1) Business Day prior to the Closing.

            (b) The directors and officers of Acquisition Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation as of the Effective Time until their successors are elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

      2.5 Conversion of Outstanding Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or the holder of any of the following securities (such right to receive payments as set forth below, the "Merger Consideration"):

            (a) The Common Stock Merger Consideration shall be allocated among the holders of shares of Common Stock and the holders of options to purchase shares of Common Stock in the manner provided in this Section 2.5(a) and in
Section 2.5(d) after giving effect to the transactions contemplated by Section 2.5(b) below. Each share of Common Stock that is issued

                                                               EXECUTION VERSION

and outstanding immediately prior to the Effective Time (other than (i) shares as to which appraisal rights are perfected under Section 262 of the DGCL, (ii) any shares of Common Stock that are owned or held in treasury by the Company or any direct or indirect Subsidiary and (iii) any shares of Common Stock owned by Parent or any subsidiary of Parent) shall be canceled and extinguished and be converted automatically into and become a right to receive the Per Share Common Stock Merger Consideration.

            (b) A number of shares of Common Stock representing the right to receive an amount equal to $25,000,000 of the Common Stock Merger Consideration (such shares, the "Contribution Shares," and such amount, the "Contribution Amount" ) owned, directly or indirectly, by the persons and in the percentage amounts set forth on Exhibit 5 (such persons, the "Continuing Stockholders" ) shall not be converted, exchanged or cancelled as provided in Section 2.5(a) but, instead, immediately prior to the Effective Time, pursuant to the Contribution Agreement, the Continuing Stockholders shall contribute the Contribution Shares to Parent (the "Continuing Stockholders Contribution" ) in exchange for newly issued shares of Parent's common stock, par value $0.01 per share (the "Parent Common Stock" ). At the Effective Time, the Contribution Shares shall be cancelled without any payment therefor. For the avoidance of doubt, the parties understand and agree that (i) no portion of the Common Stock Merger Consideration shall be paid in respect of the Contribution Shares, and that instead such Contribution Shares shall only entitle the Continuing Stockholders to receive shares of Parent Common Stock in exchange therefor as provided in the Contribution Agreement and (ii) the Contribution Shares shall be included in the determination of the Fully-Diluted Shares and as a result thereof such shares shall decrease the Per Share Common Stock Merger Consideration payable to the holders of Common Stock (other than the Continuing Stockholders) pursuant to Section 2.5(a) and the amount of the Option Merger Consideration otherwise payable to holders of options to purchase shares of Common Stock pursuant to Section 2.5(d).

            (c) Each share of Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Preferred Stock that are owned or held in treasury by the Company or any direct or indirect Subsidiary or owned by Parent) shall be canceled and extinguished and be converted automatically into and become a right to receive an amount, without interest, in cash equal to the Liquidation Preference (as defined in the Company's Certificate of Designations creating the Preferred Stock) of such share of Preferred Stock (the "Per Share Preferred Stock Merger Consideration," with the aggregate of the Per Share Preferred Stock Merger Consideration for the shares of Preferred Stock outstanding as of the Closing being the "Aggregate Preferred Stock Merger Consideration").

            (d) Except as otherwise agreed in writing among the Parent, the Company and any holder of an option to purchase shares of Common Stock, each vested and unvested option to purchase shares of Common Stock that is issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished in its entirety effective as of the Effective Time and be converted automatically into and become a right to receive solely an amount (subject to any applicable withholding taxes), without interest, in cash equal to the remainder, if any (the "Option Merger Consideration"), that results when the aggregate exercise price of such option is subtracted from the product of (i) the number of shares of Common Stock for which

                                                               EXECUTION VERSION

such option is exercisable multiplied by (ii) the Per Share Common Stock Merger Consideration. The Company has recommended the Merger to the stockholders of the Company and, prior to the Effective Time, the Company and its Board of Directors shall take all other action necessary to give effect to this Section 2.5(d) in full, including, without limitation, obtaining any necessary consents, giving any necessary notices, and any other actions required to cause all outstanding options to purchase shares of Common Stock to be cancelled and extinguished as of the Effective Time.

            (e) Each share of Common Stock and Preferred Stock that is owned or held in treasury by the Company or by any direct or indirect Subsidiary of the Company or owned by Parent or any subsidiary of Parent issued and outstanding immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

            (f) Each share of the common stock, par value $.01 per share, of Acquisition Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation, so that after the Effective Time Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation's common stock.

            (g) Other than as set forth herein, no other shares of capital stock of the Company shall be issued in, or outstanding immediately after, the Merger. No shares of stock of Acquisition Sub shall be issued in, or outstanding after, the Merger.

      2.6 Appraisal Rights. Holders of shares of Common Stock who have complied with all requirements for demanding and perfecting appraisal rights as set forth in Section 262 of the DGCL ("Dissenting Shareholders") are entitled to their rights under such laws. Each share of Common Stock held by Dissenting Shareholders shall not be converted into or represent the right to receive the applicable Merger Consideration. Dissenting Shareholders shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of Section 262 of the DGCL. Each share of Common Stock, held by holders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.7, of the certificate or certificates that formerly evidenced such shares. The Company shall give Parent prompt written notice of any assertions of appraisal rights or withdrawals of assertions of appraisal rights, and any other instrument in respect thereof received by the Company and the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands for appraisal rights. The Company acknowledges and agrees that holders of shares of Preferred Stock are not entitled to vote on the Merger or the other transactions contemplated by

                                                               EXECUTION VERSION

this Agreement and are not entitled to exercise appraisal rights under the DGCL in respect of the shares of Preferred Stock held by such holders.

      2.7   Exchange of Certificates.

            (a) Upon the surrender to the Surviving Corporation of each certificate representing shares of Common Stock and a duly executed Letter of Transmittal, substantially in the form of Exhibit 2 hereto (each, a "Letter of Transmittal"), related thereto, the holder of such certificate shall be entitled to receive in exchange therefor by check or wire transfer (as selected by such holder) an amount in cash equal to the product of (i) the number of shares of Common Stock evidenced by such certificate and (ii) the Per Share Common Stock Merger Consideration, and such certificate shall, after such surrender, be marked as canceled.

            (b) Upon the surrender to the Surviving Corporation of each certificate representing shares of Preferred Stock and a duly executed Letter of Transmittal related thereto, the holder of such certificate shall be entitled to receive in exchange therefor by check or wire transfer (as selected by such holder) an amount in cash equal to the product of (i) the number of shares of Preferred Stock evidenced by such certificate and (ii) the Per Share Preferred Stock Merger Consideration, and such certificate shall, after such surrender, be marked as canceled.

            (c) Upon the surrender to the Surviving Corporation of a duly executed Letter of Transmittal, the holder of an option to purchase shares of Common Stock shall be entitled to receive in consideration thereof by check or wire transfer (as selected by such holder), an amount (subject to any applicable withholding taxes), without interest, in cash equal to the remainder, if any, that results when the aggregate exercise price of such option is subtracted from the product of (i) the number of shares of Common Stock for which such option is exercisable multiplied by (ii) the Per Share Common Stock Merger Consideration, and such option shall, after the surrender of the Letter of Transmittal related thereto, be canceled.

            (d) If any consideration is to be paid to a person other than the person in whose name the certificate or Letter of Transmittal related to an option to purchase shares of Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of the payment of such consideration to a person other than that of the registered holder of the certificate or option so surrendered, or such person shall establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

            (e) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no transfers of any shares of Company Stock. If, after the Effective Time, certificates previously representing the Company Stock are presented to the Surviving Corporation, they shall be canceled, delivered to the Surviving Corporation and exchanged for the applicable Merger Consideration, subject to
Section 262 of the DGCL with respect to appraisal rights.

                                                               EXECUTION VERSION

            (f) The Company shall request each Common Equityholder and each holder of Preferred Stock to submit to Parent, not later than three Business Days prior to Closing, instructions for delivery of the applicable Merger Consideration. The Company shall also request each such Common Equityholder and holder of Preferred Stock to tender all certificates or agreements representing shares of Common Stock and Preferred Stock and options to purchase shares of Common Stock held by such holder, and, concurrently with the Merger, all such certificates and agreements shall be marked as canceled and surrendered to the Surviving Corporation. The Company shall concurrently instruct each Common Equityholder and holder of Preferred Stock to execute and deliver a Letter of Transmittal.

            (g) No later than three Business Days prior to the Closing the Company shall deliver to Parent a schedule setting forth how the Per Share Preferred Stock Merger Consideration and Per Share Common Stock Merger Consideration will be distributed, including wire instructions in the case of payments to be made at Closing by wire transfer. Not later than three Business Days prior to the Closing Date, the Company and Parent will prepare a schedule of the Deemed Aggregate Option Exercise Price and the Transaction Costs (whenever paid). Immediately after the close of business, Los Angeles, California time, one Business Day prior to the Closing Date, the Company and Parent will prepare a schedule of the Closing Date Cash Balance, the Closing Date Indebtedness, the Aggregate Preferred Stock Merger Consideration and the Common Stock Merger Consideration.

            (h) At the Closing, and upon the surrender by each Common Equityholder and each holder of Preferred Stock of all of such Common Equityholder's or such holder's certificates and agreements representing shares of Common Stock and Preferred Stock, along with a duly executed and delivered Letter of Transmittal related thereto, and a Letter of Transmittal related to options to purchase shares of Common Stock, in each case in accordance with this
Section 2.7(h), Parent shall cause the Company to pay the Per Share Preferred Stock Merger Consideration to the respective holders of Preferred Stock and the Per Share Common Stock Merger Consideration to the respective Common Equityholders (after deduction, in the case of each Common Equityholder who holds options to purchase shares of Common Stock, of the aggregate exercise price of all such options held by such Common Equityholder), in each case in accordance with the payment instructions delivered to Parent by the Company prior to the Effective Time.

      2.8 Satisfaction of the Closing Date Indebtedness. Not later than two Business Days before the Closing, the Company shall provide the Parent with appropriate pay-off letters and forms of Lien releases with respect to all Closing Date Indebtedness which is Indebtedness for borrowed money, all on terms reasonably satisfactory to the Parent and Acquisition Sub's senior lenders, and at the Closing the Parent shall pay, or cause to be paid, the aggregate amount of the Closing Date Indebtedness which is Indebtedness for borrowed money as set forth in such pay-off letters.

      2.9 Withholding Taxes. Any payments made pursuant this Article II shall be reduced by any applicable Taxes required to be withheld, and the Surviving Corporation shall promptly pay such amounts to the appropriate taxing authorities.

                                                               EXECUTION VERSION

      III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to Parent and the Acquisition Sub , as of the date hereof and as of the Effective Time, as follows:

      3.1 Corporate Status. Each of the Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each such corporation (i) has all requisite corporate power and authority to own, operate or lease all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to be so qualified, licensed or authorized would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. All such jurisdictions in which the Company or any Subsidiary is qualified to do business are set forth in Section 3.1 of the Disclosure Schedule. The Company has delivered to Parent a true and complete copy of the certificate of incorporation and all amendments thereto of the Company and each Subsidiary and a true and complete, copy of each such corporation's by-laws and all amendments thereto, each as in effect on the date hereof.

      3.2   Capitalization.

            (a) The Company's authorized and outstanding capital stock (including shares reserved for issuance upon the exercise of options granted under the Stock Option Plan) is as set forth in Section 3.2(a) of the Disclosure Schedule. All of the Company's issued and outstanding capital stock is validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, rights of first refusal or similar rights. The issued and outstanding Company Stock constitutes all of the issued and outstanding capital stock of the Company. Except for the options granted under the Stock Option Plan and evidenced by the Stock Option Agreements set forth in Section 3.2(a) of the Disclosure Schedule and the Securityholders Agreement, neither the Company nor any of its Subsidiaries is a party to or has issued any outstanding obligation, option, warrant, convertible security or other right, agreement, arrangement or commitment of any kind relating to the capital stock of the Company or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Other than the Securityholders Agreement, to the Knowledge of the Company, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Stock.

            (b) Section 3.2(b) of the Disclosure Schedule sets forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, its jurisdiction of organization, its authorized capital stock, the number and type of its issued and outstanding shares of capital stock and the current record and beneficial ownership of such shares. Other than the Subsidiaries,

                                                               EXECUTION VERSION

there are no other corporations, partnerships, joint ventures, associations or other similar entities in which the Company or any of its Subsidiaries owns, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire the same. Neither the Company nor any Subsidiary is a member of, nor is any of its business conducted through, any partnership. All of the issued and outstanding shares of each of the Subsidiaries are validly issued, fully paid and nonassessable. Except as set forth in Section 3.2(b) of the Disclosure Schedule, (i) the Company owns directly or indirectly all of the outstanding shares of capital stock of each class of each Subsidiary free and clear of any Encumbrances, (ii) neither the Company nor any Subsidiary is a party to or has issued any outstanding obligation, option, warrant, convertible security or other right, agreement, arrangement or commitment of any kind relating to the capital stock of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or any interest in, any Subsidiary, (iii) to the Knowledge of the Company, there are no voting trusts, stockholder arrangements, proxies or other arrangements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

            (c) As of April 27, 2004, the Aggregate Preferred Stock Merger Consideration was equal to $101,466,986.91.

            (d) Holders of shares of Preferred Stock are not entitled to vote on the Merger or the other transactions contemplated by this Agreement and are not entitled to exercise appraisal rights under the DGCL in respect of the shares of Preferred Stock held by such holders. The Company's Certificate of Incorporation, including the Certificate of Designations in respect of the Preferred Stock, has been duly amended in accordance with the DGCL by the unanimous written consent of all the stockholders of the Company entitled to vote thereon to provide that the Merger shall be deemed to be a liquidation event for the purposes of all outstanding shares of Preferred Stock, thereby entitling the holders thereof to receive in the Merger solely the Liquidation Preference in respect of each outstanding share of Preferred Stock.

      3.3 Authority. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is to be a party have been duly and validly authorized by the Board of Directors of the Company. The Board of Directors of the Company has, by unanimous vote, approved and adopted the Merger and this Agreement, determined that the Merger and this Agreement is in the best interests of the Company's stockholders and recommended that such stockholders vote to approve and adopt the Merger and this Agreement. The Company has all requisite corporate and other power and authority to enter into this Agreement and to consummate the Subject Transactions. The execution and delivery of this Agreement by the Company and the Ancillary Agreements to which the Company is to be a party and the consummation of the Subject Transactions have been duly authorized by all requisite action on the part of the Company, including the approval and adoption of the Merger and this Agreement by the stockholders of the Company (which the Company acknowledges is to occur by execution of the Stockholder Consent simultaneously with the execution and delivery of this Agreement). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of the holders of any securities of the Company necessary to approve and adopt the Merger, this Agreement and the other transactions contemplated hereby.

                                                               EXECUTION VERSION

This Agreement has been (and upon its execution by the Company, each Ancillary Agreement executed by the Company will have been) duly executed and delivered by the Company, and (assuming due authorization and delivery by the other parties hereto) this Agreement constitutes (and upon its execution and delivery by the Company, each Ancillary Agreement executed by the Company will be) a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

      3.4 No Conflict. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Company is to be a party and the consummation by the Company of the Merger and all other transactions contemplated by this Agreement (the "Subject Transactions" ) will not, (a) violate, conflict with or result in the breach of any Law or term or provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Company or any of the Subsidiaries, (b) except as set forth in
Section 3.4 of the Disclosure Schedule, conflict with or violate, result in the breach of any term or provision of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrances on any of the Company Stock or on any of the assets or properties of the Company or any Subsidiary pursuant to, any contract, agreement or other instrument or understanding, except, with respect to clause
(b) in this Section 3.4, for any conflict, violation, breach, default or other event the occurrence or existence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (c) entitle any Person to exercise any preemptive rights, rights of first refusal or similar rights to purchase shares of capital stock of or any other equity interest in the Company or any of its Subsidiaries.

      3.5 Consents. Except for the filing of the Agreement of Merger and the notification requirements of the HSR Act and filings required to be made with any other local or foreign competition authority, no action, approval, consent or authorization by, or any other order of, action by, filing with or notification to any Governmental Authority is or will be necessary to make this Agreement or any of the agreements or instruments to be executed, performed and delivered pursuant hereto a legal, valid and binding obligation of the Company, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights, or to consummate the Subject Transactions.

      3.6   Financial Statements; Absence of Certain Changes.

            (a)   Attached hereto as Exhibit 3 are true and complete copies of
(i) the consolidated balance sheets, statements of operations, statements of shareholders' equity and statements of cash flows for the Company and its Subsidiaries as of and for the years ended December 31, 2003, 2002 and 2001, in each case audited by Deloitte & Touche LLP and (ii) the unaudited consolidated balance sheet and related consolidated statement of operations and comprehensive income, statement of shareholders' equity and statement of cash flows as of and

                                                               EXECUTION VERSION

for the quarter ended March 31, 2004 (the "Most Recent Financial Statements" ) (clauses (i) and (ii), collectively, the "Financial Statements"). The consolidated balance sheet as of December 31, 2003 is referred to herein as the "Reference Balance Sheet."

            (b) Except as otherwise set forth in Section 3.6(b) of the Disclosure Schedule, each of the Financial Statements (i) has been prepared based on the books and records of the Company and its Subsidiaries in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and the Company's normal accounting practices, consistent with past practice and with each other, and
(ii) presents fairly, in all material respects, the financial condition, results of operations and cash flow of the Company and its Subsidiaries as of the dates indicated or for the periods indicated, except that the Most Recent Financial Statements are subject to normal year end adjustments which will not be material.

            (c) Since the date of the Reference Balance Sheet, except as disclosed in Section 3.6(c) of the Disclosure Schedule, (i) the Company and its Subsidiaries have operated in the ordinary course of business consistent with past practice and there has not been any event, occurrence, circumstance or state of facts that, individually or in the aggregate, has resulted in or would reasonably be expected to result in, a Material Adverse Effect and (ii) without limiting the generality of clause (i), neither the Company nor its Subsidiaries has:

                  (i) incurred, assumed or guaranteed any Indebtedness, except in the ordinary course of business consistent with past practice;

                  (ii) made any loan, advance or capital contribution to or investment in any Person other than in the ordinary course of business consistent with past practice;

                  (iii) mortgaged, pledged or subjected to any Encumbrance, any portion of its assets, except for Permitted Encumbrances arising in the ordinary course of business consistent with past practice;

                  (iv) acquired (including by merger, consolidation or acquisition of stock), sold, assigned or transferred any business of any Person, equity interests in any Person or assets, except in the ordinary course of business consistent with past practice;

                  (v) sold, assigned, transferred, terminated or allowed to lapse any of its rights under any of its Intellectual Property, except in the ordinary course of business consistent with past practice;

                  (vi) made any capital expenditures or commitments therefor outside the ordinary course of business consistent with past practice;

                  (vii) entered into, modified, terminated, amended or granted any waiver in respect of any agreement, contract, lease or license outside the ordinary course of business consistent with past practice;

                                                               EXECUTION VERSION

                  (viii) issued, sold or transferred any of its equity securities, securities convertible into its equity securities or warrants, options or other rights to acquire its equity securities, or any notes, bonds or debt securities;

                  (ix) amended the terms of any of its outstanding securities in any manner, except for the amendments to the rights, preferences and privileges of the Preferred Stock as described in Section 3.6(c)(ix) of the Disclosure Schedule;

                  (x) declared or paid any dividend or made any distribution on its capital stock or equity interests or redeemed or repurchased any shares of its capital stock or equity interest;

                  (xi) revalued any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                  (xii) changed its independent accountants or changed its accounting policies or procedures other than as required by GAAP;

                  (xiii) except as required by applicable Law, (A) granted any increase in the compensation of any employees, in general, of the Company or any of its Subsidiaries, other than in the ordinary course of business and consistent with past practice, (B) hired new employees, other than in the ordinary course of business and consistent with past practice, or (C) entered into any employment, severance, consulting or other compensation agreement with any existing or new director, officer or employee, other than in the ordinary course of business and consistent with past practice;

                  (xiv) settled or compromised any United States federal or state or foreign national Tax liability; settled or compromised any United States or foreign local Tax liability other than in the ordinary course of business consistent with past practice; or waived or extended the statute of limitations in respect of any Taxes;

                  (xv) made, changed or rescinded any express or deemed election relating to Taxes of the Company or any of its Subsidiaries, unless required to do so by applicable Law;

                  (xvi) settled or compromised any pending or threatened suit, action or proceeding except for settlements, involving the payment of money and not equitable relief, which did not, individually or in the aggregate, exceed $100,000, and except for settlements in favor of the Company or any of its Subsidiaries; or

                  (xvii) committed to do any of the foregoing.

                                                               EXECUTION VERSION

      3.7   Real Property.

            (a) Section 3.7(a) of the Disclosure Schedule sets forth a list of all of the Real Property used in the Business or owned or leased by the Company or any Subsidiary, including:

                  (i) with respect to each parcel of Owned Real Property, (a) the street address of such parcel of Owned Real Property, (b) the current owner of such parcel of Owned Real Property and (c) a brief and general statement on the current use of such parcel of Owned Real Property; and

                  (ii)  with respect to each parcel of the Leased Real Property,
      (a) the street address of such parcel of Leased Real Property, (b) the identity of the lessor and lessee of such parcel of Leased Real Property,
      (c) the term (referencing applicable renewal periods) and rental payment terms of the leases pertaining to such parcel of Leased Real Property and
      (d) a brief and general statement on the current use of such parcel of Leased Real Property.

            (b) Except as otherwise set forth in Section 3.7(b) or 3.8 of the Disclosure Schedule, (i) the Company and each of the Subsidiaries has good and marketable fee simple title to all of the Owned Real Property owned by it, free and clear of all Encumbrances, except Permitted Encumbrances, (ii) there are no leases, subleases, licenses, concessions or other agreements (written or oral) granting to any person the right to use or occupy the Owned Real Property, and
(iii) there are no outstanding options, right of first offer or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein. The Company has made available to Parent a true, correct and complete copy of each title insurance policy, title opinion, survey and appraisal relating to the Owned Real Property which is in its possession or reasonably available to it, without representation or warranty as to the specific matters set forth therein.

            (c) Except as otherwise set forth in Sections 3.7(c) or 3.8 of the Disclosure Schedule: (i) all material Leased Real Property is leased by the Company and the Subsidiaries (as the case may be) under valid and subsisting leases or subleases (as the same may have been amended or modified) that are, to the Knowledge of the Company, in full force and effect; (ii) neither the Company nor any Subsidiary has received written notice of any material breach or default, or cancellation or termination thereunder; and (iii) the Company does not have Knowledge of any conditions, events or circumstances which with notice or lapse of time, or both, would constitute a material breach or default under such lease or sublease.

      3.8 Assets. Except as disclosed in Section 3.8 of the Disclosure Schedule, either the Company or a Subsidiary, as the case may be, owns (and has good and valid title to), leases (and has a valid leasehold interest in) or has the legal right to use all the properties and assets, including, without limitation, the Intellectual Property and the Real Property and any other properties and assets reflected on the Reference Balance Sheet or acquired thereafter, used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Company or any Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by

                                                               EXECUTION VERSION

the Company or any Subsidiary or in or relating to the conduct of the business that are material to the Business of the Company and its Subsidiaries taken as a whole (all such properties, assets and contract rights being the "Assets"). Except for the Assets and other immaterial assets and properties (which either the Company or a Subsidiary owns or leases or has the legal right to use), there are no other material assets or properties necessary to conduct the Business as currently being conducted.

      3.9   Material Contracts.

            (a) Section 3.9(a) of the Disclosure Schedule sets forth a true and complete list of all the Material Contracts of the Company and the Subsidiaries that are outstanding or in effect on the date of this Agreement and a true and complete copy of each such Material Contract has been provided to Parent. As used herein, "Material Contracts" means all of the following to the extent currently in effect:

                  (i) each agreement or arrangement of the Company or any Subsidiary of the Company that requires the payment or incurrence of Liabilities, or the rendering of services, by the Company or any Subsidiary of more than One Hundred Thousand Dollars ($100,000) other than purchase orders with customers and vendors entered into in the ordinary course of business;

                  (ii) all Contracts relating to, or evidences of, or guarantees of, or providing security for, Indebtedness or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

                  (iii) all material license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of the products or services to which the Company or any Subsidiary of the Company is a party or by which any of them is otherwise bound;

                  (iv) all partnership, joint venture, teaming arrangements or other similar Contracts, arrangements or agreements currently in effect or entered into by the Company or any of its Subsidiaries since January 1, 1998;

                  (v) each agreement, arrangement, contract, commitment or obligation of the Company or any Subsidiary restricting or otherwise affecting the ability of the Company or any Subsidiary to compete in the Business or otherwise in any jurisdiction or containing any non-solicitation or similar restriction or any other restriction on the ability of the Company to freely conduct its Business;

                  (vi)  all leases or subleases of Leased Real Property;

                  (vii) all leases or agreements under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary, that cannot be

                                                               EXECUTION VERSION

      terminated on not more than 60 days' notice without payment of any material penalty by the Company or any Subsidiary;

                  (viii) all contracts to which the Company or any Subsidiary is a party for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or contract relating to loans to officers, directors or Affiliates;

                  (ix) all licenses or other agreements to which the Company or any Subsidiary is a party relating to the use of Intellectual Property, except for any of the foregoing related to the use of generally available computer software;

                  (x) any collective bargaining or similar agreement with any union, works council or similar bodies;

                  (xi) any agreement relating to the engagement of an investment bank, financial advisor or other financial services consultant;

                  (xii) all confidentiality or similar agreement covering or binding the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party; and

                  (xiii) all other existing agreements to which the Company or any Subsidiary is a party, not otherwise covered by clauses (i) through
      (x), the loss of which would result in a Material Adverse Effect.

            (b)   Except as disclosed in Section 3.9(b) of the Disclosure
Schedule:

                  (i) neither the Company nor any Subsidiary party to any Material Contract, nor, to the Knowledge of the Company, any other party thereto, is in material breach thereof or material default thereunder, or has given notice of material breach or material default to any other party thereunder;

                  (ii) each Material Contract is valid and binding on the Company and its relevant Subsidiaries party thereto, as the case may be, and, to the Knowledge of the Company, each respective counterparty thereto, and each Material Contract is in full force and effect, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights; and

                  (iii) the consummation of the Subject Transactions will not result in any Material Contract failing to continue in full force and effect after the consummation of the Subject Transactions without material penalty or other material adverse consequence.

      3.10  Intellectual Property.

                                                               EXECUTION VERSION

            (a) Section 3.10 of the Disclosure Schedule sets forth a complete and correct list of (i) each patent, patent application and docketed invention,
(ii) all items that are material to the Business which either the Company or a Subsidiary claims as a trademark or trade name and all registrations and applications for registration of any of the foregoing, copyright registrations and applications for copyright registration, (iii) each material license or licensing agreement for any of the foregoing to which either the Company or a Subsidiary is a party or by which any of them is bound (excluding any license agreement under which "off-the-shelf" software is licensed to the Company or any Subsidiary) and (iv) the jurisdictions in which each such patent, trademark, trade name, application and registration has been issued, filed or made (including the official number or other identifier of such issuance, registration or application).

            (b) The Company or a Subsidiary either owns the entire and unencumbered right, title and interest in, to and under, or has a valid and unencumbered right to use, any and all Company Intellectual Property, except where the failure to own or have the right to use any and all Company Intellectual Property would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (c) To the Knowledge of the Company, the Company Intellectual Property is valid and enforceable except for any Company Intellectual Property, the invalidity or unenforceability of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company Intellectual Property owned by the Company that is material to the Business has not been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of the Company, there is no valid basis for any such material claim, and the consummation of the transaction contemplated by this Agreement will not result in any termination or material impairment of any material Company Intellectual Property.

            (d) To the Knowledge of the Company, neither the Business, the Company nor any Subsidiary infringes, violates or misappropriates any Intellectual Property owned or claimed by another Person, and to the Knowledge of the Company, no claim has been asserted or is threatened against the Company or any Subsidiary alleging that the operation of the Business infringes, misappropriates or misuses the Intellectual Property rights of any Person or challenging the ownership, legality or validity of the Company Intellectual Property.

            (e) To the Knowledge of the Company, no Person is engaging in any activity that infringes, violates, misuses or misappropriates the Company Intellectual Property, nor is there a valid basis for such an assertion, and neither the Company nor any Subsidiary have asserted, within the past two years preceding the date hereof, any such claim. except for any such infringement, violation, misuse or misappropriation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (f) The Company Intellectual Property is all the Intellectual Property that is necessary for the conduct of the Business as it is currently conducted.

            (g) The Company and the Subsidiaries have taken such steps as the Company and the Subsidiaries, respectively, have deemed reasonably necessary to maintain and preserve the Company Intellectual Property, including, without limitation, (i) entering into valid and

                                                               EXECUTION VERSION

effective confidentiality/non-disclosure agreements with all Persons to whom they disclose any confidential information or trade secrets, (ii) obtaining valid and effective work made for hire agreements and assignments from all of their employees and independent contractors (including any of the foregoing who no longer are working for or engaged by the Company or its Subsidiaries) which assign to the Company or a Subsidiary all of these Persons' rights in any Company Intellectual Property, and (iii) making all filings and all payments of all maintenance and similar fees for any Intellectual Property listed on
Schedule 3.10, except where the failure to enter into such confidentiality/non-disclosure agreements, or obtain such work made for hire agreements and assignments or making such filings and payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      3.11  Litigation, Claims and Proceedings. Except as set forth in Section
3.11 of the Disclosure Schedule, there are no Actions that have been brought by or against any Governmental Authority or any other Person pending or, to the Knowledge of the Company, threatened, (i) against or by the Company, any Subsidiary of the Company, any Assets or the Business or (ii) that seeks to enjoin or rescind the Subject Transactions. To the Knowledge of the Company, there are no existing Governmental Orders naming the Company or any of its Subsidiaries as an affected party.

      3.12  Environmental Matters.

            (a) Except as disclosed in Section 3.12(a) of the Disclosure Schedule, the Company and all of its Subsidiaries: (i) have been operated, and are, in material compliance with all applicable Environmental Laws; (ii) are in material compliance with all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits" ); and (iii) have made all appropriate filings for the issuance or renewal of all Environmental Permits necessary to operate in material compliance with applicable Environmental Laws.

            (b) Except as disclosed in Section 3.12(b) of the Disclosure Schedule, there have been no releases of Hazardous Substances requiring investigation or cleanup pursuant to Environmental Laws or, to the Knowledge of the Company, any threatened releases of Hazardous Substances that would reasonably be expected to require investigation or cleanup pursuant to Environmental Laws; in each case on, about, under, within or migrating to or from the Real Property or any real property formerly owned, leased, operated or controlled by the Company or any of its Subsidiaries or any of their predecessors (other than pursuant to and in accordance with Environmental Permits held by the Company or any of its Subsidiaries or any such predecessors).

            (c) Except as disclosed in Section 3.12(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received written notice of any material claims, notices (including, without limitation, notices that the Company or any of its Subsidiaries or any of their predecessors is or may be a potentially responsible person or otherwise liable in connection with any waste disposal site containing Hazardous Substances or other location allegedly used for the disposal of Hazardous Substances), civil, criminal or administrative

                                                               EXECUTION VERSION

actions, suits, hearings, investigations, inquiries, proceedings or liens pending or threatened pursuant to any Environmental Laws (including, without limitation, the failure to comply with any Environmental Laws or the failure to have, or to comply with, any required Environmental Permits).

            (d) Except as disclosed in Section 3.12(d) of the Disclosure Schedule, to the Knowledge of the Company, there are no past or present conditions, acts, omissions, events, circumstances, activities or practices that would reasonably be expected to (i) interfere with or prevent continued material compliance by the Company or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (ii) form the basis of any material claim, action, suit, proceeding, hearing, investigation, inquiry or lien against the Company or any of its Subsidiaries pursuant to any Environmental Law.

            (e) The Company has delivered to Parent true and complete copies of any: (i) "Phase I" or "Phase II" environmental assessments; (ii) environmental compliance audits; and (iii) other material reports, studies, analyses, tests or monitoring, in each case possessed by the Company or any of its Subsidiaries pertaining to Environmental Laws or Hazardous Substances at, on, about, under or within any Real Property or any real property formerly owned, leased, operated or controlled by the Company or any of its Subsidiaries or any of their predecessors, or concerning compliance by the Company or any of its Subsidiaries with Environmental Laws.

      3.13  Permits and Licenses. Except as disclosed in Sections 3.12(a) and
3.13 of the Disclosure Schedule and except for any Permit the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and the Subsidiaries own or otherwise hold (and are in compliance with in all material respects) all Permits which are necessary to own and operate the Assets and to conduct the Business as it is presently being conducted. All material Permits which are necessary to own and operate the Assets and to conduct the Business as it is presently being conducted are valid and in full force and effect.

      3.14  Compliance with Law.

            (a) Except as disclosed in Section 3.14(a) of the Disclosure Schedule the Company and the Subsidiaries are currently conducting the Business, in all material respects, in accordance with all Laws and Governmental Orders applicable to the Company or any Subsidiary or any of the Assets or the Business. Except as disclosed in Section 3.14(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any outstanding or uncured written notice alleging any default or violation of any Law or Governmental Order and the Company does not have Knowledge of any events or conditions that may constitute potential material defaults or violations of any Law or Governmental Order.

            (b) Section 3.14(b) of the Disclosure Schedule sets forth a brief description of each material Governmental Order applicable to the Company or any Subsidiary.

                                                               EXECUTION VERSION

      3.15  Labor.

            (a) Section 3.15(a) of the Disclosure Schedule sets forth a true and complete list of all employment, consulting, severance pay, continuation pay or other similar agreements (collectively, the "Employment Agreements") between the Company or a Subsidiary of the Company, on the one hand, and any current or former officer, director, employee or consultant of the Company or a Subsidiary of the Company, on the other hand, that are currently in effect and under which the Company or any Subsidiary of the Company is obligated for an annual amount in excess of One Hundred Thousand Dollars ($100,000) other than any such agreement that can be terminated by the Company or the applicable Subsidiary on notice of 90 days or less without the payment of severance or similar penalties in excess of 90 days salary and accrued bonuses. Except as set forth in Section 3.15(a) of the Disclosure Schedule, there are no Employment Agreements to which the Company or any Subsidiary of the Company is a party under which consummation of the Subject Transactions (i) will require any payment by the Company, a Subsidiary of the Company, Parent or Acquisition Sub, or any consent or waiver from any other Person, or (ii) will result in any material change in the nature of any rights under any such Employment Agreement or other similar agreement of any of the parties thereto.

            (b) Except as set forth in Section 3.15(b) of the Disclosure Schedule, no collective bargaining agreement exists that is binding on the Company or any Subsidiary of the Company and, except as set forth in Section 3.15(b) of the Disclosure Schedule, to the Knowledge of the Company, (i) no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative and (ii) no organizational effort is currently being made or threatened by or on behalf of any labor union to organize any employees of the Company or any Subsidiary of the Company.

            (c) Except as set forth in Section 3.15(c) of the Disclosure Schedule, and except for any of the following the occurrence or existence of which would not, individually or in the aggregate, result in a material liability, (i) there is no labor strike, slow down or stoppage pending or, to the Company's Knowledge, threatened, against or directly affecting the Company or any Subsidiary of the Company, (ii) no arbitration proceeding arising out of or under any collective bargaining agreement is pending or, to the Knowledge of the Company, is threatened, and (iii) neither the Company nor any Subsidiary of the Company has received any notice of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Company or any Subsidiary of the Company.

            (d) Except for any of the following the occurrence or existence of which would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and each Subsidiary of the Company (i) is in compliance with all Laws (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees of the Company and its Subsidiaries; (ii) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes

                                                               EXECUTION VERSION

or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment that has not been accrued on the Financial Statements to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees.

            (e) The Company and/or its Subsidiaries disclosed all relevant information with respect to the Subject Transactions to any relevant workers' councils (comite d'entreprise), and informed and consulted such of them as may be required under applicable Laws in France, including article L. 432-1 and article L.432-1 bis of the French Labor Code, it being understood that the information and consultation to be performed under Article L. 432-1 bis shall be performed after execution of this Agreement and before Closing. All information disclosed to such workers' councils was prepared in cooperation between the Company and/or the relevant Subsidiaries, on the one hand, and Parent and the Acquisition Sub, on the other hand. No contestation, claims of manifestations, threat of a strike or acting strike by employees, labor conflict or movement, or judicial proceeding is in progress on the basis of such information and/or consultation. The Company and/or its Subsidiaries do not represent and warrant the accuracy of the information provided by the Parent, Acquisition Sub or any of their respective Affiliates to the management of the French Subsidiaries or to such workers' councils nor the consequences of any inaccuracy of such information.

            (f) The Company and its Subsidiaries have complied in all material respects with all French labor laws, rules and regulations in connection with any restructuring of the Business and operations of the Company and its Subsidiaries conducted in France and implemented prior to the date of this Agreement, any such restructuring currently in progress or contemplated, or any accumulated number of dismissals, including with respect to the obligations to inform and/or consult the workers' councils or committees of the Company or any of its Subsidiaries.

      3.16  Employee Benefits.

            (a) Section 3.16(a) of the Disclosure Schedule sets forth a true and correct list of all Benefit Plans. With respect to each such Benefit Plan, the Company has made available to Buyer copies of (i) all Benefit Plan documents, including all governing instruments and related material agreements and any existing written description of any Benefit Plan not set forth in writing, (ii) the two (2) most recently filed Form 5500 series, if applicable, for each Employee Benefit Plan, and (iii) the most recent IRS determination letter obtained or application for an IRS determination letter submitted with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code and each related trust intended to be exempt under Section 501(a) of the Code.

            (b) Neither the Company nor any Subsidiary (i) sponsors or, within the last five years, has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan or (ii) has any liability (contingent or otherwise, including pursuant to Section 4069 or 4212(c) of ERISA) with respect to any such plan, including any

                                                               EXECUTION VERSION

Employee Pension Benefit Plan (x) of any ERISA Affiliate of the Company or any Subsidiary or (y) to which any ERISA Affiliate of the Company or any Subsidiary contributes.

            (c) Except as set forth in Section 3.16(c) of the Disclosure Schedule, and except as required by applicable French Law or applicable French labor renegotiation obligations, neither the execution of this Agreement nor the consummation of the Subject Transactions will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or any Subsidiary to amend or terminate any Benefit Plan. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or arrangement that could, solely as a result of the Subject Transactions (either alone or together with any other event), result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

            (d) Each Employee Benefit Plan has been maintained in all material respects in accordance with its terms and in accordance with ERISA, and the Code or other applicable law. Other than routine claims for benefits, there is no material claim or proceeding pending or, to the Knowledge of the Company, threatened, involving any Benefit Plan, by any Person or Governmental Authority against such Benefit Plan or the Company or any Subsidiary of the Company.

            (e) The Company and each Subsidiary have performed all obligations required to be performed by them under each Benefit Plan and neither the Company nor any Subsidiary of the Company is in default under or in violation of any Benefit Plan. Each Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Benefit Plan is so qualified and that each trust forming a part of any such Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code, and no circumstances exist which would adversely affect this qualification or exemption. No "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Benefit Plan. The Company and each Subsidiary have made all contributions or other payments (including insurance premiums) to or in respect of each Benefit Plan which are required by the terms of the Benefit Plan or by law to have been made. No Benefit Plan is under audit or investigation by the IRS, the Department or the Pension Benefit Guaranty Corp., and to the knowledge of the Company, no such audit or investigation is pending or threatened.

            (f) Neither the Company nor any Subsidiary of the Company is obligated to provide health care benefits of any kind to its retired employees pursuant to any Benefit Plan, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

      3.17 Insurance. Section 3.17 of the Disclosure Schedule sets forth a true and complete list of all material insurance policies in force with respect to the Company and its Subsidiaries.

                                                               EXECUTION VERSION

The Company has heretofore provided Parent with a brief summary of the coverage and terms of each such policy. The Company (or, if applicable, a Subsidiary thereof) maintains, with financially sound and reputable insurers, insurance with respect to the Company's and its Subsidiaries' properties and business against such casualties and contingencies, of such types, on such terms and in such amounts as the Company reasonably believes is adequate under the circumstances. Neither the Company nor any of its Subsidiaries has received any notice of a material increase in premiums with respect to, or cancellation or non-renewal of, any of its insurance policies, and the Company has not made any material claim against an insurance policy as to which the insurer is denying coverage or defending the claim under a reservation of rights. All of such insurance policies are valid and in full force and effect, and the Company and its Subsidiaries are not in material default under any of such insurance policies.

      3.18 Intercompany Services. Section 3.18 of the Disclosure Schedule sets forth a true and correct description of all material services provided within the last twelve months to the Company and its Subsidiaries by their respective Affiliates (other than the Company and the Subsidiaries) and by the Company and its Subsidiaries to any of their respective Affiliates (other than the Company and its Subsidiaries), and the charges assessed for all services provided during such time (all such services required to be disclosed in Section 3.18 of the Disclosure Schedule, collectively, the "Affiliate Relationships"). Except as disclosed in Sections 3.9(a) or 3.18 of the Disclosure Schedule, there are no agreements (oral or written) between the Company or any of its Subsidiaries, on the one hand, and any Affiliate thereof (other than Affiliates that are the Company or any of its Subsidiaries), on the other hand.

      3.19  Taxes.

            Except as set forth in Section 3.19 of the Disclosure Schedule:

            (a) Each of the Company and its Subsidiaries has duly and timely filed all Tax returns required to be filed by it, and has paid all Taxes due and payable by it. All such Tax returns were correct and complete in all material respects. There are no liens with respect to Taxes upon the Company or any of its Subsidiaries' assets, other than with respect to Taxes not yet due and payable.

            (b) The unpaid accrued Taxes of Company and its Subsidiaries did not, as of the date of the Reference Balance Sheet, exceed the reserve for Tax liability (determined without regard to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Reference Balance Sheet (rather than in any notes thereto).

            (c) There is no action, suit, proceeding, investigation, audit, claim or assessment, pending, proposed in writing or, to the Knowledge of the Company, threatened, with respect to any liability for Tax for which the Company or any of its Subsidiaries could be liable.

            (d) The Company and its Subsidiaries have withheld and paid, within the time and in the manner prescribed by applicable laws, all Taxes required to have been withheld and paid including, without limitation, (i) the withholding of Taxes pursuant to Sections 1441 and

                                                               EXECUTION VERSION

1442 of the Code or similar provisions under any applicable foreign laws and
(ii) the withholding of Taxes with respect to employee wages including amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

            (e) The Company has made available to Parent correct and complete copies of all (i) Tax returns filed, (ii) audit and examination reports, and written statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries, (iii) letter rulings, and technical advice memoranda relating to Taxes with respect to the Company or any of its Subsidiaries issued by a Governmental Authority, and (iv) closing agreements with respect to the Company or any of its Subsidiaries with any Governmental Authority that were filed, written, issued or received after December 31, 1998.

            (f) All United States Tax returns filed with respect to the Company or any of its Subsidiaries through the Tax year ended June 30, 1998 have been examined and closed or are Tax returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions, or waivers, has expired.

            (g) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement with any Person nor is the Company or any Subsidiary liable for the Taxes of any Person under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor or otherwise.

            (h) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated United States federal income Tax return (other than a group the common parent of which was the Company).

            (i) Neither the Company nor any of its Subsidiaries has agreed to or is aware of any threatened adjustment pursuant to Section 481(a) of the Code (or analogous provisions of foreign, state or local law) by reason of a change in accounting method or otherwise.

            (j) Neither the Company nor any of its Subsidiaries has agreed to or is aware of any threatened adjustment pursuant to Section 482 of the Code (or analogous Law) which could affect the liability for Taxes of the Company or any of its Subsidiaries for any period (or portion of a period) after the Closing Date, and neither the Company nor any of its Subsidiaries has entered into or proposed to enter into an advance pricing agreement with the IRS (or any analogous agreement with any other Governmental Authority).

            (k) No taxing authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax returns has threatened that the Company or any of its Subsidiaries is subject to taxation by such jurisdiction.

            (l) All foreign Subsidiaries are treated, for U.S. federal tax purposes, as disregarded entities or partnerships.

      3.20 Undisclosed Liabilities. There are no Liabilities of the Company or any Subsidiary except:

                                                               EXECUTION VERSION

            (a) those reflected or otherwise reserved against in the Reference Balance Sheet in amounts that have been established on a basis consistent with past practices of the Company and the Subsidiaries and in accordance with GAAP;

            (b) those arising subsequent to the date of the Reference Balance Sheet in the ordinary and usual course of business, consistent with past practice, none of which constitute or would constitute a violation or breach of any representation, Lien, warranty or covenant contained in this Agreement and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

            (c) those Liabilities not required to be reflected on, or disclosed in the footnotes to, the financial statements of the Company under GAAP;

            (d) executory obligations under the Contracts disclosed in the Disclosure Schedule to this Agreement and executory obligations under Contracts not required to be disclosed in the Disclosure Schedule to this Agreement; and

            (e) Liabilities disclosed as such in any Section of the Disclosure Schedule to this Agreement or reasonably apparent from the documents and instruments disclosed in any Section of the Disclosure Schedule to this Agreement.

      3.21 Finder's Fee. Except for the agreement set forth in Section 3.21 of the Disclosure Schedule, neither the Company nor any Subsidiary has incurred any liability to any party for any brokerage or finder's fee or agent's commission, or the like, in connection with the Subject Transactions based upon arrangements made by or on behalf of the Company or any Subsidiary, and the Company shall be solely responsible for all such fees and expenses.

      3.22. Validity and Enforceability of Acquisition Agreements; Absence of Claims. Section 3.22 of the Disclosure Schedule sets forth a true and complete list of each agreement relating to the acquisition since January 1, 1998, by the Company or any of its Subsidiaries of any operating business, assets (other than inventory in the ordinary course of business) or capital stock of any other Person (the "Acquisition Agreements"). To the Knowledge of the Company, no Person has breached in any material respect any of the Acquisition Agreements and such Acquisition Agreements are valid and enforceable by the Company or any of its Subsidiaries against the counterparties thereto. The right of the Company or any of its Subsidiaries to make indemnity claims pursuant to such Acquisition Agreements will not be affected by the consummation of the Subject Transactions. Except as set forth in Section 3.22 of the Disclosure Schedule, no claims for indemnification under such Acquisition Agreements have been made and remain outstanding and unresolved, are pending or are threatened by the Company or any of its Subsidiaries and no claims for indemnification have been made, are pending, or to the Knowledge of the Company, are threatened, by the counterparties thereto.

      3.23. Products Liability. Except as set forth in Section 3.23 of the Disclosure Schedule, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

                                                               EXECUTION VERSION

            (a) neither the Company nor any of its Subsidiaries has any Liability (and to the Knowledge of the Company, there is no reasonable basis for, and the Company is not aware of, any present or future claim against the Company giving rise to any Liability) arising out of any injury to any individual or property as a result of the ownership, possession, or use of any product designed, formulated, manufactured, distributed, sold, leased, delivered or placed in the stream of commerce by the Company or any of its Subsidiaries;

            (b) each product designed, formulated, manufactured, distributed, sold, leased, delivered or placed in the stream of commerce by the Company or any of its Subsidiaries lacks defect or deficiency and has been in conformity in all material respects with all applicable Laws, contractual commitments, regulatory requirements and all express and implied warranties, and the Company has no Liability (and to the Knowledge of the Company, there is no reasonable basis for, and the Company is not aware of, any present or future Claim against the Company giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith; and

            (c) neither the Company nor any of its Subsidiaries has any Liability (and to the Knowledge of the Company, there is no reasonable basis for, and the Company is not aware of, any present or future claim against the Company giving rise to any Liability) for the replacement of any product of the Company or any of its Subsidiaries pursuant to any guaranty, warranty or other indemnity relating to such products.

      3.24. Customers and Suppliers. Section 3.24 of the Disclosure Schedule sets forth: (i) the ten customers with the highest dollar volume of purchases during the 2002 and 2003 fiscal years from the Company and its Subsidiaries, taken as a whole; and (ii) the ten largest suppliers of the Company and its Subsidiaries, taken as a whole, during the during the 2003 fiscal year on the basis of cost of goods or services purchased during such years. Since January 1, 2004, there has not been any adverse change in the business relationship of the Company or any of its Subsidiaries with any such customer or supplier, except any such adverse change that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is aware of any threatened loss of, or material adverse change in the amounts purchased from, or sold to, the Company or any of its Subsidiaries by, any such customer or supplier.

      3.25. No Off-Balance Sheet Arrangements. Except as disclosed in the Reference Balance Sheet, none of the Company nor any of its Subsidiaries has or is subject to any "Off-Balance Sheet Arrangement" (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended). Since December 31, 2003, none of the Company nor any of its Subsidiaries has entered into or become subject to any such Off-Balance Sheet Arrangement.

      IV.   REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB.

      Parent and Acquisition Sub jointly and severally represent and warrant to the Company as follows:

                                                               EXECUTION VERSION

      4.1 Due Organization. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and each has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and all other agreements, instruments and documents to be delivered hereunder.

      4.2 Authority. The execution, delivery and performance of this Agreement and all Ancillary Agreements to which Parent or Acquisition Sub is to be a party have been duly and validly authorized by the boards of directors of each of Parent and Acquisition Sub. No other corporate action must be taken prior to Closing to make this Agreement and all Ancillary Agreements to which Parent or Acquisition Sub is to be a party valid and legally binding upon each of Parent and Acquisition Sub, except for the approval and adoption of the Merger and this Agreement by Parent, as sole shareholder of Acquisition Sub (which approval and adoption shall be executed by a written consent of Parent simultaneously with the execution and delivery of this Agreement). This Agreement has been (and upon its execution by Parent or Acquisition Sub, each Ancillary Agreement executed by Parent or Acquisition Sub will have been) duly executed and delivered by each of Parent and Acquisition Sub, and (assuming due authorization and delivery by the Company) this Agreement constitutes (and upon its execution and delivery by Parent or Acquisition Sub, each Ancillary Agreement executed by Parent or Acquisition Sub will be) a legal, valid and binding obligation of Parent and Acquisition Sub, as the case may be, enforceable against Parent and Acquisition Sub, as the case may be, in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

      4.3 Compliance with Law. Each of Parent and Acquisition Sub has complied with and is not in violation of applicable Laws or Governmental Orders that would affect their respective abilities to perform their respective obligations hereunder. There is no Action pending, or to the knowledge of Parent and Acquisition Sub, threatened against Parent or Acquisition Sub, affecting their respective abilities to perform their respective obligations hereunder.

      4.4 No Conflict. The consummation of the Subject Transactions and the compliance by each of Parent and Acquisition Sub with all the terms and provisions of this Agreement and all other agreements, instruments and documents to be executed and delivered hereunder will not violate, conflict with or result in the breach of any term or provision of the charter documents, certificate of incorporation or by-laws of either of Parent or Acquisition Sub or constitute a material default under or result in a violation of any existing indenture, contract, agreement, or other instrument to which either of Parent or Acquisition Sub is a party or by which it or any of its respective properties are bound.

      4.5 Finder's Fee. Neither Parent nor Acquisition Sub have done anything to cause the Company or any of its stockholders, option holders, directors, officers or other Affiliates to incur any liability to any party for any brokerage or finder's fee or agent's commission, or the like, in connection with the Subject Transactions based upon arrangements made by or on behalf of

                                                               EXECUTION VERSION

either of Parent or Acquisition Sub, and Parent and Acquisition Sub shall be solely responsible for any such fees and expenses.

      4.6 Consents. Except for the filing of the Agreement of Merger and the notification requirements of the HSR Act and filings required to be made with any other local or foreign competition authority, no action, approval, consent or authorization, including but not limited to any action, approval, consent or authorization by, or any other order of, action by, filing with or notification to any Governmental Authority, is or will be necessary to make this Agreement or any of the agreements or instruments to be executed, performed and delivered pursuant hereto a legal, valid and binding obligation of each of Parent and Acquisition Sub, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights, or to consummate the Subject Transactions.

      4.7   Financing; Capitalization of Surviving Corporation.

            (a) Parent has, in connection with entering into this Agreement, delivered to the Company a financing commitment letter related to (i) the senior debt and subordinated debt (the "Financing Commitment Letter") and (ii) the equity contributions from Transportation Resource Partners, LP and GS Capital Partners 2000, L.P. (the "Equity Commitment Letters") necessary, assuming the consummation of the transactions contemplated by the Contribution Agreement, for consummation of the Subject Transactions on the Closing Date. Subject to the receipt of funds contemplated by and on the terms set forth in the Financing Commitment Letter and Equity Commitment Letters, Parent will have as of the Closing, sufficient capital to consummate the Subject Transactions, assuming the consummation of the transactions contemplated by the Contribution Agreement. As of the date of this Agreement, Parent and Acquisition Sub reasonably believe that the aggregate fees, costs and expenses to be incurred by Parent and/or Acquisition Sub arising out of, resulting from or in connection with obtaining the financing described in the Financing Commitment Letter and consummating the Subject Transactions shall not exceed the amount which would cause the condition set forth in Condition (A)(1) on Annex D to the Financing Commitment Letter to not be satisfied.

            (b) Subject to the receipt of funds contemplated by and on the terms set forth in the Financing Commitment Letter and Equity Commitment Letters, as of the Closing, Parent shall have taken all measures necessary, including, without limitation, the contribution of capital to Acquisition Sub, to ensure that, after giving effect to the Subject Transactions, including the payment of the Merger Consideration with respect to the Common Stock, the Preferred Stock and any outstanding stock options and the satisfaction of all liabilities of the Surviving Corporation, (x) the Surviving Corporation will be "Solvent" and (y) the Present Fair Salable Value of the assets of the Surviving Corporation will exceed its debt, plus its total "capital," as such term is determined in accordance with Section 154 of the DGCL. For purposes of this Agreement, "Solvent" when used with respect to the Surviving Corporation, means that, as of any date of determination (i) the Present Fair Salable Value of its assets will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (ii) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the

                                                               EXECUTION VERSION

business in which it is engaged or will be engaged and (iii) the Surviving Corporation will be able to pay its debts as they become absolute and mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness, in each case after giving effect to the Subject Transactions. The term "Solvency" shall have a correlative meaning. For purposes of the definition of "Solvent," (A) "debt" means liability on a "claim;" and (B) "claim" means (i) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) the right to an equitable remedy for breach on performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. "Present Fair Salable Value" means the amount that may be realized if the aggregate assets of the Surviving Corporation (including goodwill) are sold as an entirety with reasonable promptness in an arms-length transaction under present conditions for the sale of comparable business enterprises.

      4.8 Inspections; No Other Representations. The Parent and Acquisition Sub have undertaken such investigation and have been provided with and have evaluated such documents and information as each of them has deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. The Parent and Acquisition Sub acknowledge that the Company has given the Parent and Acquisition Sub access to the key employees, documents and facilities of the Company. The Parent and Acquisition Sub acknowledge that the Company does not make any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to the Parent or Acquisition Sub of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business and operations of the Company or any of its Subsidiaries or (ii) any other information or documents made available to the Parent and Acquisition Sub or their counsel, accountants or advisors with respect to the Company or any of its Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.

      V.    COVENANTS AND AGREEMENTS.

      5.1   Conduct of Business Prior to Closing.

            (a) Except as disclosed in Section 5.1(a) of the Disclosure Schedule, the Company covenants that until the Closing it will use commercially reasonable efforts, and will cause its Subsidiaries to use their commercially reasonable efforts, to continue, in a manner consistent with the past practice of the Business, to keep available the services of their officers and employees, to maintain and preserve intact the Business in all material respects and to maintain in all material respects the ordinary and customary relationships of the Business with its suppliers, customers, distributors and others having business relationships with it with a view toward preserving for Parent and Acquisition Sub, on and after the Closing Date, the Business and the goodwill associated therewith. Until the Closing, the Company shall continue to operate

                                                               EXECUTION VERSION

and conduct the Business in the ordinary course consistent with past practice, and , without limiting the generality of the foregoing, shall not, without the prior written approval of Parent (which approval shall not be unreasonably delayed or withheld) or as otherwise contemplated by this Agreement and Section 5.1(a) of the Disclosure Schedule, take any of the following actions:

                  (i)   with respect to the Company or any of its Subsidiaries,
      (A) amend or propose to amend its constituent documents, (B) issue or agree to issue any additional shares of capital stock of any class or series (other than shares of Common Stock issued upon the exercise of currently outstanding options) (C) issue or enter into or agree to issue or enter into any securities convertible into or exercisable or exchangeable for shares of capital stock, (D) issue any options, warrants or other rights to acquire any shares of capital stock, (E) sell, transfer pledge or otherwise dispose of or encumber any shares of capital stock of any class or series or partnership interests or rights of any kind to acquire any equity securities (F) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock (in cash or otherwise) purchase, redeem or otherwise acquire shares of its capital stock or other equity securities, (G) split, combine or reclassify any shares of its capital stock, or (H) enter into any agreement with respect to the voting of the Company's capital stock;

                  (ii) sell, transfer or otherwise dispose of or encumber any of its properties or assets, other than (A) inventory sold in the ordinary course of business consistent with past practice or (B) the sale of real estate that is not used in the Business and that is described in Section 5.1(a)(ii) of the Disclosure Schedule and (C) any other properties or assets the value of which does not exceed in the aggregate One Hundred Thousand Dollars ($100,000); provided, however, that the cash proceeds from the sale of any such real estate, properties or assets described in clauses (B) and (C) shall not be included in the determination of the Closing Date Cash Balance;

                  (iii) except as required by Law or contractual obligations and except for borrowings permitted under any Indebtedness reflected on
      Exhibit 4 hereto, (A) create, incur or assume any material long-term or short-term Indebtedness (including obligations in respect of capital leases), except loans and advances solely among the Company and its Subsidiaries, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any person other than any of its Subsidiaries (C) make any material loans, advances or capital contributions to or investments in any person other than Subsidiaries of the Company on the date of this Agreement (except for loans or advances to employees made in the ordinary course of business consistent with past practices not exceeding Fifty Thousand Dollars ($50,000) in the aggregate and loans arising in accordance with the Company's split dollar life insurance program described in Section 5.1(a)(iii) of the Disclosure Schedule) or (D) mortgage, pledge or subject to any Encumbrance any assets of the Company or its Subsidiaries, except for Permitted Encumbrances arising in the ordinary course of business consistent with past practice;

                                                               EXECUTION VERSION

                  (iv) (A) grant any increase in the compensation of employees, in general, of the Company or any of its Subsidiaries, other than in the ordinary course of business and consistent with past practice, (B) hire new employees, other than in the ordinary course of business and consistent with past practice, (C) enter into any employment, severance, consulting or other compensation agreement with any existing or new director, officer or employee, other than in the ordinary course of business and consistent with past practice, or (D) amend in any material respect or commit itself to amend in any material respect any Benefit Plan;

                  (v)   cancel any third party Indebtedness owed to the Company;

                  (vi) acquire by merging or consolidating with, or by purchasing a the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets or property (other than inventory acquired in the ordinary course of business consistent with past practice); or

                  (vii) make or commit to make any capital expenditure not set forth in Section 5.1(a)(vii) of the Disclosure Schedule;

                  (viii) (A) from and after the date hereof enter into any contract (other than purchase orders with customers and vendors entered into in the ordinary course of business consistent with past practice) with a term of more than twelve (12) months or involving the payment, or provision of goods or services, in excess of One Hundred Thousand Dollars ($100,000), (B) except in the ordinary course of business consistent with past practice and as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, amend, modify, terminate or fail to renew (to the extent such contract can be unilaterally renewed by the Company or its Subsidiaries) any contract or agreement to which the Company or any Subsidiary is a party, or waive, release or assign any material rights or claims thereunder, or (C) knowingly take any action, or omit to take any actions, or permit any omission to act within the Company's control, which will cause a breach of or default under any Material Contract;

                  (ix) settle or compromise any litigation or other proceeding in any manner;

                  (x) make or change or rescind any express or deemed election relating to Taxes of the Company or its Subsidiaries;

                  (xi) change an annual accounting period, adopt or change any accounting method, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of materially increasing the present or future Tax liability or materially decreasing any present or future Tax liability or

                                                               EXECUTION VERSION

      materially decreasing any present or future Tax asset of any of the Company or its Subsidiaries, settle or compromise any liability for Tax or assessment of the Company or its Subsidiaries, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes of the Company or its Subsidiaries;

                  (xii) file or cause to be filed any amended Tax return with respect to the Company or its Subsidiaries or file or cause to be filed any claim for refund of Taxes paid by or on behalf of the Company or its Subsidiaries;

                  (xiii) make any change to the accounting methods, principles or practices of the Business, except as may be required by GAAP;

                  (xiv) adopt or amend any collective bargaining agreement or any agreement with any union, works council or similar bodies;

                  (xv) other than with respect to the Subject Transactions, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any Subsidiary; or

                  (xvi) agree or commit, whether in writing or otherwise, to do any of the foregoing.

            (b) The Company covenants and agrees that, prior to the Closing, it shall, to the extent that it has knowledge of any of the following, promptly notify Parent in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any material breach of a representation or warranty or covenant of the Company in this Agreement.

            (c) From the date of this Agreement to the Effective Time, the Company and its Subsidiaries shall make capital expenditures in the ordinary course of business consistent with past practice. Notwithstanding anything to the contrary set forth herein, the parties hereto acknowledge that the capital expenditures set forth in Section 5.1(a)(vii) of the Disclosure Schedule may not accurately reflect the timing of capital expenditures actually made.

      5.2   Access to Records and Properties.

            (a) From the date hereof until the Closing Date, upon reasonable notice, the Company shall afford Parent and Acquisition Sub and their respective officers, employees, agents, accountants, advisors, bankers and other representatives (collectively, "Representatives") reasonable access to the properties, offices, plants and other facilities, books and records of the Company and its Subsidiaries and their respective Representatives, and furnish the Parent and Acquisition Sub with such financial, operating and other data and information regarding the Company and its Subsidiaries as the Parent Acquisition Sub or their Representatives may reasonably request; provided, however, that any such access or furnishing of information shall be conducted during normal business hours, and in such a manner as not unreasonably to interfere

                                                               EXECUTION VERSION

with the normal operations of the Company and its Subsidiaries. For the purpose of facilitating such investigation, the Company shall concurrently with the execution of this Agreement designate individuals, each of whom shall be empowered to receive and act upon such requests, and Parent and Acquisition Sub agree that no communication shall be made by Parent or Acquisition Sub or any of their Representatives with any employee, officer or agent of Company or any of its Subsidiaries who has not been so designated in writing without the prior written consent of the designee.

            (b) Notwithstanding anything to the contrary in this Agreement, from the date hereof until the Closing Date:

                  (i) neither Parent nor Acquisition Sub shall, directly or indirectly, contact any customer or supplier of or others having business dealings with the Company or any of its Subsidiaries without the prior consent of the Company (which consent may be conditioned on a representative designated by the Company being in attendance for all such contacts, but which will otherwise not be unreasonably withheld or delayed); and

                  (ii) neither the Company nor any of its Subsidiaries shall be required to disclose any information to Parent or Acquisition Sub or any of their Representatives if such disclosure would, in the Company's reasonable discretion, (x) jeopardize any attorney-client or other legal privilege or (y) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date hereof.

            (c) Notwithstanding anything to the contrary in this Agreement, neither Parent nor Acquisition Sub nor any of their Representatives shall, directly or indirectly, conduct without the written permission of the Company any sampling or laboratory analysis of environmental media, building materials or other substances at any facility of the Company or any of its Subsidiaries; provided, however, that Parent and Acquisition Sub may, at their sole expense, perform the inspections necessary to obtain a Phase I Environmental Site Assessment for the real property at any facility of the Company or any of its Subsidiaries. Neither Parent nor Acquisition Sub nor any of their Representatives shall undertake any invasive or intrusive inspections, investigations or tests of the physical condition of the real property at any of the facilities of the Company and its Subsidiaries without the prior written approval of the Company. Parent and Acquisition Sub shall restore the real property at the facilities of the Company and its Subsidiaries to the same condition in which such real property was before any inspections, investigations or tests were undertaken. Neither Parent nor Acquisition Sub nor any of their Representatives shall permit any liens to attach to the real property at any such facilities by reason of the exercise of their rights under this Section 5.2(c).

      5.3   Consents.

            (a) Each of the Company and Parent shall, in no event later than May 14, 2004, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form pursuant to the Hart-

                                                               EXECUTION VERSION

Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any filings required with the European Union or any member of the European Union or Brazil, required for the Subject Transactions. Each of the Company and Parent shall, as promptly as practicable, substantially comply with any request for additional information and documents pursuant to the HSR Act or any applicable Law of the European Union or any member of the European Union or Brazil. Each of Parent and the Company shall inform the other promptly of any communication made by or on behalf of such party to, or received from, the FTC or the DOJ or any applicable Governmental Authority of the European Union or any member of the European Union or Brazil, and shall furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing, submission or other act that is necessary or advisable under the HSR Act or any applicable Law of the European Union or any member of the European Union or Brazil. The Company and Parent shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ or any applicable Governmental Authority of the European Union or any member of the European Union or Brazil, and shall comply promptly with any such inquiry or request. The parties hereto acknowledge that time shall be of the essence in this Agreement and agree not to take any action or omit to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

            (b) The parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority (excluding the actions and filings described in Section 5.3(a) above) is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Material Contract is required or reasonably appropriate, in connection with the consummation of the Subject Transactions. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and timely seek to obtain any such actions, consents, approvals or waivers.

            (c) Without limiting the generality of Parent's undertakings pursuant to Sections 5.3(a) and 5.3(b), Parent shall:

                  (i) take promptly any of the following actions to the extent reasonably necessary to eliminate any concerns on the part of any Governmental Authority with jurisdiction over the enforcement of any applicable antitrust, anti-competition or similar Laws ("Government Antitrust Authority") regarding the legality under any applicable antitrust, anti-competition or similar Law of Parent's acquisition of the
      Company: entering into negotiations, providing information, making proposals and entering into and performing agreements or submitting to Governmental Orders;

                  (ii) use its commercially reasonable efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust, anti-competition or similar Law by any Government Antitrust Authority or any other Person of any Governmental Order that would make the consummation of the Subject Transactions

                                                               EXECUTION VERSION

      unlawful or that would prevent or delay such consummation, including, without limitation, the actions described in Section 5.3(c)(i);

                  (iii) take promptly, in the event that such a Governmental Order has been issued in any such proceeding, any and all reasonable steps, including, without limitation, the appeal of such Governmental Order, the posting of a bond or the actions described in Section 5.3(c)(i), necessary to vacate, modify or suspend such Governmental Order so as to permit such consummation on a schedule as close as reasonably possible to that contemplated by this Agreement; and

                  (iv) take reasonably promptly all actions and other things necessary to avoid or eliminate each and every impediment under any Antitrust Law, anti-competition or similar Law that may be asserted by any Government Antitrust Authority or any other party to the consummation of the Subject Transactions; provided that Parent and its Affiliates shall not be required to make any payment to any Person to induce such Person to consent to, or grant any waiver in connection with, the Subject Transactions.

            (d) Notwithstanding the foregoing provisions of Sections 5.3(a), 5.3(b) and 5.3(c), neither Parent nor any of its Affiliates shall be required to divest, or to agree to divest, any assets in order to comply with any Government Order issued by any Government Antitrust Authority or in order to obtain the consent to, or the approval of, the Subject Transactions by any such Government Antitrust Authority.

      5.4 Public Announcements. On and after the date hereof and through the Closing Date, the Company, Acquisition Sub and Parent shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the Subject Transactions, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties' written approval; provided, however, that no such approval shall be necessary to the extent disclosure may be required by Law, any listing agreement of any party hereto or in connection with ordinary course marketing materials prepared and distributed by Aurora Capital Group.

      5.5 No Solicitation or Negotiation. The Company agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, neither the Company, nor any of its Subsidiaries nor any of their respective Affiliates, officers, directors, Representatives or agents will, directly or indirectly, (a) solicit, initiate, consider, facilitate, encourage or accept any other proposals or offers from any Person
(i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or any Subsidiary or material assets of the Company or any Subsidiary (other than any sale of inventory to be sold in the ordinary course of business consistent with past practice and otherwise not in violation of the terms of this Agreement) or (ii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or any Subsidiary, or
(b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any

                                                               EXECUTION VERSION

of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to any of the foregoing. The Company shall notify Parent promptly, and in any event within three Business Days, if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company agrees not to, and to cause each of its Subsidiaries not to, without the prior written consent of Parent, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Company or any Subsidiary is a party.

      5.6 Confidentiality. Each of the parties hereto shall hold in confidence all documents and information furnished to it by or on behalf of any other party in connection with the Subject Transactions pursuant to the terms of the Confidentiality Agreement, which shall continue in full force and effect until the Closing shall have occurred. Upon consummation of the Closing, such Confidentiality Agreement and the obligations of the parties under this Section
5.6 shall terminate; provided, however, that the Confidentiality Agreement shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Subject Transactions. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

      5.7 Further Action. Each of the parties hereto shall use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all commercially reasonable things necessary, proper and advisable under applicable Law, to obtain any material consents and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the Subject Transactions, including, without limitation, the obligations of the parties under Section 5.3.

      5.8 Indemnity

            (a) For a period of six (6) years following the Effective Time, Parent shall indemnify, defend and hold harmless to the fullest extent permitted under applicable Law each person who is now or has been an officer, director, employee or Affiliate of the Company (or any Subsidiary thereof), including without limitation, each person controlling any of the foregoing Persons (individually, an "Indemnified Person" and collectively, the "Indemnified Persons"), against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually incurred by the Indemnified Person in connection with any Action arising out of or pertaining to acts or omissions (other than illegal acts or acts of fraud), or alleged acts or omissions (other than illegal acts or acts of fraud), by them in their capacities as such, occurring prior to the Effective Time, whether commenced, asserted or claimed before or after the Effective Time; provided, however, that no indemnification shall be made (i) in respect of acts or omissions related to the Subject Transactions or solicitation of approval of the Merger by the stockholders of the Company or

                                                               EXECUTION VERSION

(ii) to any Indemnified Person to the extent it is finally determined by a court of competent jurisdiction (after all rights to appeal shall have expired) that such Indemnified Person did not, with the respect to the matter subject to indemnification hereunder, act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company (or any Subsidiary thereof) or otherwise acted or omitted to act with recklessness, gross negligence or willful misconduct. In the event of any such Action, (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Person, which counsel shall be reasonably acceptable to Parent, in advance of the final disposition of any such Action to the full extent and under all circumstances permitted by the DGCL as in effect on the date hereof, upon receipt of any undertaking required by applicable Law, and (ii) Parent will direct the defense of any such matter; provided further, however, that Parent shall not be obligated pursuant to this Section 5.10 to pay the fees and disbursements of more than one counsel for all Indemnified Persons in any single Action, except to the extent that, in the opinion of counsel for the Indemnified Persons, two or more of such Indemnified Persons have conflicting interests in the outcome of such Action.

            (b) Immediately before the Effective Time, Parent shall purchase and maintain or cause the Surviving Corporation to purchase and maintain, for a period of six (6) years following the Effective Time, policies of directors' and officers' liability insurance reasonably acceptable to the Stockholder Representative and covering each person who was a director or officer of the Company or any of its Subsidiaries at any time prior to the Effective Time with respect to claims arising from facts or events that occurred on or prior to the Effective Time and providing at least $5,000,000 of coverage and otherwise containing terms that are substantially equivalent to those afforded to the insured parties as those in effect immediately prior to the date hereof for officers and directors of the Company.

            (c) Each of Parent and Acquisition Sub covenants for itself and its successors and assigns, that it and they shall not institute any action or proceeding in any court or before any administrative agency or before any other tribunal against any of the current directors, officers, employees, Affiliates or other Representatives of the Company or any of its Subsidiaries or any of their respective Affiliates, in their capacity as such, with respect to any liabilities, actions or causes of action, judgments, claims or demands of any nature or description (consequential, compensatory, punitive or otherwise) relating to, arising out of or resulting from this Agreement, any Ancillary Agreement or the Subject Transactions, other than (i) any causes of action or claims against any Person executing a Letter of Transmittal delivered by any Common Equityholder or holder of Preferred Stock or the Contribution Agreement or any other agreement entered into contemporaneously with or following the Closing for any breach of the express terms of such Letter of Transmittal, Contribution Agreement or other agreement or (ii) any causes of action or claims for fraud. Neither Parent nor the Surviving Corporation shall, nor shall either permit any of the Subsidiaries of the Surviving Corporation to, take any action directly or indirectly to disaffirm or adversely affect the provisions of the articles of organization and bylaws and any other written agreements of the Company or any of its Subsidiaries that provide indemnification of and expense reimbursement to any Indemnified Person.

                                                               EXECUTION VERSION

            (d) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and each party entitled to insurance coverage under the previous sentence hereof, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Person may have under the certificate or articles of incorporation or bylaws of the Surviving Company or any of its Subsidiaries, under the DGCL or otherwise.

      5.9 Benefit Plans. Parent shall, or shall cause the Surviving Corporation to, provide, for a period of twelve months after the Effective Time or, in relation to the Subsidiaries which are incorporated in France, for a period required by applicable Law and subject to renegotiation obligations, welfare, retirement, and fringe benefits to all Persons employed by the Company or any Subsidiary (and any of their eligible dependents as of the Effective Time) (collectively, the "Company Persons"), which benefits shall be substantially similar, in each case, to the benefits provided to the Company Persons under the Benefit Plans immediately before the Effective Time. For purposes of the benefits provided by Parent or the Surviving Corporation that are described in this Section 5.9, (i) Parent, or the Surviving Corporation, as applicable, shall honor and recognize any credited service, vesting service or other measurement of eligibility or the accumulation or vesting of benefits earned by Company Persons under the Benefit Plans prior to the Effective Time; and (ii) no exclusion for pre-existing conditions of the Company Persons shall apply to the extent it would not have applied immediately prior to the Effective Time. Notwithstanding the foregoing, no provision of this Section 5.9 shall cause any Company Person to be a third-party beneficiary to, or to have any right or claim under, this Agreement.

      5.10. Financing.

            (a) The Company and its Subsidiaries shall use their commercially reasonable efforts and cooperate with Parent and its agents and representatives in order for Parent to satisfy the conditions and obligations contained in the Financing Commitment Letter, including, without limitation, providing reasonable access to the books and records, officers, directors, agents and other representatives of the Company and its Subsidiaries, providing all financial statements and financial and other information that would be required in an offering of debt securities on a Form S-1, including without limitation three full years of financial statements audited by a "big four" auditing firm, any interim period financial statements that would be required by the Securities and Exchange Commission ("SEC") (reviewed in accordance with Statement of Accounting Standards (SAS) 100), and any pro forma financial statements that would be required by the SEC in the Form S-1, assistance and cooperation with the preparation of standard confidential memoranda and related materials, providing customary certification to placement agents and auditors, participating in any "road shows" or lenders meetings, using commercially reasonable efforts to cause the Company's accountants to provide comfort letters to any underwriters or initial purchasers consistent with SAS 72 (as amended), including without limitation standard negative assurance on any interim period or pro forma financial statements, and marketing any securities and syndicating bank loans; provided, however, that notwithstanding anything to the contrary set forth herein, Parent and/or Acquisition Sub shall not distribute any confidential memoranda, bank presentations or related documents or materials or otherwise disclose any confidential information with respect to the Company, its Subsidiaries or any of their respective

                                                               EXECUTION VERSION

Affiliates prior to the Closing Date without the prior written consent of the Company, except for any disclosure to Parent's agents or representatives in accordance with the terms and conditions of the Confidentiality Agreement, provided such agents and/or representatives prior to such disclosure agree to be bound by the terms and conditions of the Confidentiality Agreement. Notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be required to enter into any loan agreement, underwriting or note purchase or placement agreement, registration rights agreement, registration statement, indenture, pledge or security agreement or any related documents or certificates prior to the Closing Date, except the Company shall not unreasonably withhold or delay its agreement to sign a placement agreement with an initial purchaser of debt securities to be sold by the Company in accordance with Rule 144A of the Securities Act of 1933, as amended, pursuant to an offering memorandum or other similar materials reasonably acceptable to the Company; provided, however, that such placement agreement shall be reasonably acceptable to the Company and shall provide that neither the Company, nor any of its Subsidiaries shall have any Liability thereunder prior to the Closing arising out of, resulting from or pursuant to such agreement and that none of the respective officers, directors or Affiliates of the Company or any of its Subsidiaries shall have any Liability at any time arising out of, resulting from or pursuant to such agreement.

            (b) Parent shall use commercially reasonable efforts to obtain the financing described in the Financing Commitment Letter and Equity Commitment Letters in order to consummate the Subject Transactions on the Closing Date. For the avoidance of any doubt, the consummation of the Closing is not conditioned upon the equity contributions being provided to Parent pursuant to the Equity Commitment Letters.

      5.11. Delivery of Monthly Financial Statements. Prior to the Closing, the Company shall prepare in the ordinary course of business consistent with past practice, and deliver to Parent promptly upon completion, financial statements for each fiscal month ending after the date of this Agreement of the Company and its Subsidiaries, consisting of a balance sheet as of the end of such month and statements of operations and abbreviated cash flow for that month and for the portion of the year then ended (the "Monthly Financial Statements" ). The Monthly Financial Statements shall be prepared in accordance with and based on the books and records of the Company and its Subsidiaries and shall be materially accurate and consistent with past practice with respect to interim reports.

      5.12 Notice of Certain Events. The Company shall promptly, and in any event within three Business Days (unless, with respect to a specific matter set forth below, a shorter time period is otherwise required under any other section of this Agreement), notify Parent of:

            (a) any notice of communication from any Person received by it alleging that the consent of such Person is or may be required on connection with the Subject Transactions;

            (b) any notice or other communication from any Governmental Authority received by it in connection with the Subject Transactions;

            (c) any Actions commenced against it that, if pending on the date of this Agreement, would have been disclosed pursuant to Section 3.11;

                                                               EXECUTION VERSION

            (d) any notice of breach or default under any Material Contract;

            (e) the occurrence of any event, development or circumstance that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

            (f) the occurrence of any breach or any pending breach under any provision of this Agreement.

      5.13. Affiliate Relationships. Except as set forth in Section 5.13 of the Disclosure Schedule, the Company shall terminate all Affiliate Relationships effective as of the Effective Time, including, without limitation, the Management Services Agreement, in each case without any payment in consideration therefor, except for any payment that will be treated as a Transaction Cost if not paid on or before the Closing Date.

      5.14 Transfer Taxes. All transfer and documentary Taxes and related amounts (including any penalties, interest and additions to Tax) imposed on any Common Equityholder or holder of shares of Preferred Stock (including, for the avoidance of doubt, any Taxes measured by income or gain of any Holder of Common Stock or Preferred Stock) shall be borne by such Holder ("Stockholder Taxes"). All other transfer, documentary, sales, use, registration, value-added and other similar Taxes and related amounts (including any penalties, interest and additions to Tax) incurred in connection with this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated hereby and thereby ("Transfer Taxes" ) shall be paid by the Company; provided, however, that such Transfer Taxes shall not be deemed to be Transaction Costs in the determination of the Common Stock Merger Consideration. Each party shall use commercially reasonable efforts to avail itself of any available exemptions from any such Stockholder Taxes and Transfer Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

      5.15 Notice to Stockholders Pursuant to DGCL.

            (a) Promptly following the execution of the Stockholder Consent, the Company shall deliver a notice of the taking of the corporate action in accordance with Section 228(d) of the DGCL to those stockholders of the Company who did not consent in writing and who, if the action had been taken at a meeting of stockholders of the Company, would have been entitled to a notice of such meeting.

            (b) Promptly following the execution of this Agreement, the Company shall deliver a notice in accordance with Section 262(d)(2) of the DGCL to those stockholders of the Company entitled to appraisal rights under Section 262 of the DGCL.

      5.16 Notice of Payment of Transaction Costs. From the date hereof until the Closing Date, the Company shall provide written notice to Parent of the payment of any Transaction Costs, including the amount thereof, prior to the Closing Date promptly after the payment thereof; provided, however, that notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide such notice until the aggregate amount of all

                                                               EXECUTION VERSION

Transaction Costs previously paid by the Company without notice to Parent pursuant to this Section 5.16 equals (or after giving effect to any such payment exceeds) $25,000.

      VI. CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB

      The obligations of Parent and Acquisition Sub to consummate the Subject Transactions shall be subject to the fulfillment, in all material respects, of each of the following conditions on or before the Closing Date, unless waived by Parent and Acquisition Sub in their sole discretion:

      6.1 Legality of Merger. No action shall have been taken, no judgment, order, injunction or decree shall be in effect, and no Law shall have been enacted by any Governmental Authority that makes the consummation of the Merger illegal.

      6.2 Representations and Warranties. The representations and warranties of the Company contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Subject Transactions (without giving effect to any limitation or qualification as to "materiality" (including the word "material") or "Material Adverse Effect" or similar exceptions set forth therein) shall be true, complete and correct as of the date of this Agreement and as of the Closing Date as if made at and as of such time, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true, complete and correct as of such specified date, except, in each case, where the failure to be so true, complete and correct would not or would not reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect. Parent and Acquisition Sub shall have received from the Company a certificate to the effect set forth in the preceding sentence, signed by a duly authorized senior officer thereof.

      6.3 Fulfillment of Covenants. The Company shall have performed or complied with, in all material respects, all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by it prior to the Closing Date.

      6.4 Certified Resolutions. Parent and Acquisition Sub shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the Stockholder Consent and resolutions duly and validly adopted by the Board of Directors of the Company, evidencing its authorization of the execution and delivery of this Agreement and the consummation of the Subject Transactions.

      6.5 Documents.

            (a) All documents and instruments of transfer delivered to Parent and Acquisition Sub at the Closing shall be in form and substance reasonably satisfactory to Parent and Acquisition Sub and their counsel, and shall be legally sufficient to consummate the Merger.

            (b) Parent and Acquisition Sub shall have received a copy of (i) the certificates of incorporation, as amended (or similar organizational documents), of the Company and each Subsidiary, certified by the secretary of state of the relevant jurisdiction, as of a date

                                                               EXECUTION VERSION

not unreasonably prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such certificate of incorporation (or similar document) since such date, and (ii) the by-laws (or similar organizational documents) of the Company and of each Subsidiary, certified by the Secretary or Assistant Secretary of each such entity.

            (c) Parent and Acquisition Sub shall have received good standing certificates for the Company and for each Subsidiary from the secretary of state of the jurisdiction in which each such entity is incorporated or organized and from the secretary of state in each other jurisdiction in which any of the Company or any Subsidiary is qualified to do business as a foreign corporation, in each case dated as of a date not unreasonably prior to the Closing Date.

      6.6 Third-Party Consents and Approvals. The Company shall have obtained and delivered to Parent and Acquisition Sub, in form and substance reasonably satisfactory to Parent and Acquisition Sub, all consents and approvals required under Material Contracts identified in Section 3.4(b) of the Disclosure Schedule.

      6.7 Governmental Consents and Approvals. The consents and approvals disclosed in Section 3.5 of the Disclosure Schedule shall have been obtained and the waiting period or any approvals under the HSR Act or any other foreign antitrust Laws applicable to the Merger contemplated hereby shall have expired, otherwise been terminated or been obtained.

      6.8 No Material Adverse Effect. No event, development, circumstance or occurrence shall have occurred since the date of this Agreement that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

      6.9 Termination of Certain Agreements. Each of the Securityholders Agreement, the Management Services Agreement, dated as of February 7, 2000, by and between the Company and Aurora Management Partners LLC, as amended (the "Management Services Agreement" ), and, except as set forth in Section 5.13 of the Disclosure Schedule, any other Affiliate Relationships, shall have been terminated without any payment in consideration therefor, except for any payment that will be treated as a Transaction Cost if not paid on or before the Closing Date.

      6.10 Continuing Stockholder Contributions. Each of the Continuing Stockholders shall have entered into the Contribution Agreement with Parent and the Continuing Stockholder Contribution shall have been consummated in accordance with the terms and conditions of the Contribution Agreement.

      6.11 Financing. All of the conditions to the funding of the financing arrangements contemplated by the Financing Commitment Letter set forth in the Financing Commitment Letter, other than the conditions set forth in (i) the first forty-six words in the first sentence of Paragraph A.1, (ii) the second sentence in its entirety of Paragraph A.1 and (iii) Paragraph A.2 set forth in Annex D to such Financing Commitment Letter, shall have been satisfied in full or, to the extent not satisfied, waived by the party entitled to waive the same, and the funds contemplated by the Financing Commitment Letter shall be available to Parent on the terms set

                                                               EXECUTION VERSION

forth in such Financing Commitment Letter unless the failure to have such funds available to Parent is due to any one or more of the conditions set forth in (i) the first forty-six words in the first sentence of Paragraph A.1, (ii) the second sentence in its entirety of Paragraph A.1 and (iii) Paragraph A.2 set forth in Annex D to such Financing Commitment Letter not having been satisfied by Parent or waived by the applicable lenders. For the avoidance of any doubt, no failure of the condition set forth in this Section 6.11 will arise if such failure of condition arises by reason of the failure of the Parent to receive any part of the equity contributions to be provided to Parent pursuant to the Equity Commitment Letters.

      6.12 Stock Options. All options to purchase shares of Common Stock shall have been cancelled and extinguished effective as of the Effective Time.

      6.13. Appraisal Rights. No holders of shares of Common Stock outstanding shall have demanded and perfected appraisal rights for such shares in accordance with the DGCL.

      6.14. Closing Date Indebtedness. Concurrently with the payment of the aggregate amount of the Closing Date Indebtedness for borrowed money by Parent contemplated by Section 2.9, Parent shall receive Lien releases and pay-off letters with respect to such Closing Date Indebtedness.

      VII. CONDITIONS TO OBLIGATIONS OF THE COMPANY

      The obligations of the Company to consummate the Subject Transactions shall be subject to the fulfillment, in all material respects, of each of the following conditions on or before the Closing Date, unless waived by the Company in its sole discretion:

      7.1 Legality of Merger. No action shall have been taken, no judgment, order, injunction or decree shall be in effect, and no Law shall have been enacted by any Governmental Authority that makes the consummation of the Merger illegal.

      7.2 Representations and Warranties. The representations and warranties of Parent and Acquisition Sub contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Subject Transactions (without giving effect to any limitation or qualification as to "materiality" (including the word "material") or "Material Adverse Effect" or similar exceptions set forth therein) shall be true, complete and correct as of the date of this Agreement and as of the Closing Date as if made at and as of such time, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true, complete and correct as of such specified date, except, in each case, where the failure to be so true, complete and correct would not or would not reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect. The Company shall have received from Parent and Acquisition Sub a certificate to the effect set forth in the preceding sentence, signed by a duly authorized senior officer of each of the foregoing.

      7.3 Fulfillment of Covenants. Parent and Acquisition Sub shall have performed or complied with, in all material respects, all of their covenants, obligations and agreements

                                                               EXECUTION VERSION

contained in this Agreement to be performed and complied with by them prior to the Closing Date.

      7.4 Certified Resolutions. The Company shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Acquisition Sub, of the resolutions duly and validly adopted by the Board of Directors of Acquisition Sub and by Parent as the sole stockholder of Acquisition Sub, evidencing their authorization of the execution and delivery of this Agreement and the consummation of the Subject Transactions.

      7.5 Governmental Consents and Approvals. The consents and approvals disclosed in Section 3.5 of the Disclosure Schedule shall have been obtained and the waiting period under the HSR Act or any other foreign antitrust Laws applicable to the Merger contemplated hereby shall have expired or otherwise been terminated.

      7.6 Evidence of Insurance. The Company shall have been furnished with evidence, reasonably satisfactory to it, of the insurance coverage described in
Section 5.8 hereof.

      VIII. TERMINATION; EFFECT OF TERMINATION.

      8.1 Termination. Notwithstanding anything to the contrary set forth herein, this Agreement may be terminated and the Subject Transactions abandoned at any time prior to the Closing:

            (a) By mutual written consent of Parent, the Company and Acquisition Sub.

            (b) Either Parent or Acquisition Sub, on the one hand, or the Company, on the other hand, if the Subject Transactions are not consummated on or before June 30, 2004 (the "Termination Date"); provided, however, (i) that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date, and (ii) that if, upon the Termination Date the HSR Act waiting period shall not have expired or been terminated or any required governmental approvals shall not have been obtained, any party hereto may extend the Termination Date for 45 days if such extending party has met its obligations under Sections 5.3(a), 5.3(b) and 5.3(c) (as limited by Section 5.3(d)).

            (c) Either Parent or Acquisition Sub, on the one hand, or the Company, on the other hand, in the event that any Governmental Authority shall have issued a Governmental Order or taken any other action restraining, enjoining or otherwise prohibiting the Subject Transactions and such Governmental Order shall have become final and nonappealable.

            (d) By Parent and Acquisition Sub if, between the date hereof and the time scheduled for Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representation or warranty of the Company contained in this Agreement shall not have been true, complete and correct when made, such misrepresentation or breach of warranty remains uncured 30 days after written notice thereof to the Company and such breach, when

                                                               EXECUTION VERSION

taken together with all other misrepresentations and breaches of warranty, would give Parent and Acquisition Sub grounds not to consummate the Closing under
Section 6.2 hereof, or (iii) the Company shall not have complied with any covenant or agreement to be complied with by it and contained in this Agreement, such non-compliance shall not have been cured within 30 days after written notice thereof to the Company and such non-compliance, when taken together with all other instances of non-compliance would give Parent and Acquisition Sub grounds not to consummate the Closing under Section 6.3 hereof; provided, however, that, if any 30 day period described in this Section 8.1(d) commences within 15 days before the then effective Termination Date provided under Section 8.1(b), then by notice to Parent and Acquisition Sub the Company may (except in the case of any willful misrepresentation or breach by the Company) extend the then effective Termination Date provided under Section 8.1(b) by 15 days.

            (e) By the Company if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of Parent or Acquisition Sub contained in this Agreement shall not have been, in all material respects, true and correct when made and such misrepresentation or breach of warranty remains, in all material respects, uncured 30 days after written notice thereof to Parent or Acquisition Sub, as the case may be, or (ii) Parent or Acquisition Sub shall not have complied, in all material respects, with any covenant or agreement to be complied with by it and contained in this Agreement and such breach shall not have been cured in all material respects within 30 days after written notice thereof to Parent or Acquisition Sub, as the case may be; provided, however, that, if any 30 day period described in this Section 8.1(e) commences within 15 days before the then effective Termination Date provided under Section 8.1(b), then by notice to the Company, Parent and Acquisition Sub may (except in the case of willful misrepresentation or breach by Parent or Acquisition Sub) extend the then effective Termination Date provided under Section 8.1(b) by 15 days.

      8.2 Effect of Termination.

            (a) If this Agreement is terminated pursuant to Section 8.1, this Agreement shall forthwith become void and of no further force and effect, except as provided in Sections 8.2(b), 8.2(c) and Article IX, and none of the parties hereto (nor any of their respective Affiliates, directors, stockholders, officers, employees, agents, consultants, attorneys-in-fact or other Representatives or any Affiliate, director, officer, stockholder, partner (limited or general), employees, agents, consultants, attorneys-in-fact or other representatives thereof) shall have any liability in respect of such termination; provided, however, that nothing in this Section 8.2(a) shall relieve any party from liability for any willful or intentional breach of this Agreement.

            (b) Except as otherwise specifically provided herein, the parties hereto shall bear their respective expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Subject Transactions, including, without limitation, all fees and expenses of counsel, actuaries and accountants. Parent shall be responsible for payment of the filing fee required under the HSR Act.

            (c) If this Agreement is terminated pursuant to Section 8.1, the parties agree that all provisions of the Confidentiality Agreement shall remain in full force and effect and each

                                                               EXECUTION VERSION

party shall comply with its obligations thereunder and each of the Company, Parent and Acquisition Sub agrees that it shall be bound by the terms thereof as if it were a signatory thereto.

      IX. MISCELLANEOUS

      9.1 Assignability. This Agreement shall not be assignable by either party without the express written consent of each of the others (such consent not to be unreasonably withheld), except for assignments to subsidiaries or Affiliates of the parties hereto and assignments in whole or in part by Parent or any of its subsidiaries to any of their respective financing sources, provided, however, that any such assignment or assignments shall not relieve the assigning party of any obligation or liability under this Agreement. The parties acknowledge that the Parent may change the structure of the Merger to provide that Parent merge directly into the Company so long as such restructuring would not have any adverse effect on the current record or beneficial stockholders of the Company or the Continuing Stockholders or result in any breach of any representation or warranty of the Company in this Agreement which has not been waived by Parent.

      9.2 Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto.

      9.3 Notices. All notices or other communications required or permitted to be given hereunder shall be (as elected by the party giving such notice): (i) personally delivered against receipt to the party to whom it is to be given with copies to all others listed, (ii) sent by facsimile or other wire transmission,
(iii) transmitted by postage prepaid certified or registered mail, return receipt requested, or (iv) deposited with a reputable overnight courier, as follows:

            (a) If to the Company prior to Closing:

                Titan Holdings, Inc.
                4070 East Paris Avenue SE
                Kentwood, MI  49512
                Telecopier:  (616) 698-6876
                Attn:  President

                with a copy (which shall not constitute notice) to:

                Gibson, Dunn & Crutcher LLP
                333 South Grand Avenue
                Los Angeles, California  90071
                Telecopier:  (213) 229-6979
                Attn:  Bruce D. Meyer, Esq.

                                                               EXECUTION VERSION

            (b) If to Parent or Acquisition Sub:

                c/o Transportation Resource Partners, LP
                2555 Telegraph Road
                Bloomfield Hills, MI  48302
                Telecopier:  (248) 648-2105
                Attn:  David R. Mitchell

                AND

                c/o Goldman Sachs Capital Partners 2000, L.P.
                85 Broad Street, 10th Floor
                New York, NY  10004
                Telecopier:  (212) 357-5505
                Attn:  Adrian Jones

                with a copy (which shall not constitute notice) to:

                Fried, Frank, Harris, Shriver & Jacobson LLP
                One New York Plaza
                New York, New York  10004
                Telecopier:  (212) 859-4000
                Attn:  Robert C. Schwenkel

All notices and other communications shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one day after being deposited with a reputable overnight courier. Any party hereto may change its address for purposes hereof by notice to all other parties.

      9.4 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute and be the same instrument.

      9.5 Disclosure Schedule and Exhibits. The Disclosure Schedule and all Exhibits attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in the Disclosure Schedule or any Exhibits shall be deemed to refer to this entire Agreement, including the Disclosure Schedule and all Exhibits.

      9.6 Governing Law and Forum.

            (a) This Agreement and all disputes or controversies arising out of or relating to this Agreement or any of the Ancillary Agreements or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Subject Transactions shall be governed by, and construed in accordance with, the internal laws of the State of

                                                               EXECUTION VERSION

Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

            (b) With respect to any action to enforce or that arises out of or in any way relates to any of the provisions of this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Subject Transactions, or in the event any action is brought to enforce the provisions of Section 9.11, such action shall be brought and prosecuted exclusively in a Federal or state court sitting in the State of New York, Borough of Manhattan; and the parties hereto hereby consent to the jurisdiction of any said court and to the service of process by registered mail, return receipt requested, or by any other manner provided by the rules of any such court. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, that (x) the suit, action or proceeding in any such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement or any Ancillary Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

      9.7 Headings. The headings and subheadings hereof are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

      9.8 Amendment. This Agreement may be amended only in a writing signed by all parties hereto; provided, however, that any amendment made subsequent to the adoption and approval of this Agreement by the stockholders of the Company or Acquisition Sub as required by the DGCL which, under applicable Law, requires further approval of such stockholders, shall not be made without further approval by such stockholders.

      9.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the Merger and, except for the Confidentiality Agreement, the Voting Agreement, the Contribution Agreement and the Letters of Transmittal, all of which survive the execution hereof, supersedes all previous agreements, understandings or discussions with respect to the subject matter hereof. Other than as specifically set forth herein, in the Voting Agreement, the Contribution Agreement or in the Letters of Transmittal, no representations or warranties as to the Company, the Business or otherwise have been made to Parent or Acquisition Sub by the Company or any Securityholder or any of their respective Affiliates or any of the directors, officers, stockholders, partners (limited or general) employees, Affiliates or Representatives of any of the foregoing.

                                                               EXECUTION VERSION

      9.10 Waivers. Except to the extent specifically set forth herein, no failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

      9.11 Third-Party Rights. Except as set forth in Section 5.8, the provisions of this Agreement are intended for the sole benefit of the Company, Parent and Acquisition Sub and, where the context so indicates, their respective subsidiaries and Affiliates, and shall not inure to the benefit of any other entity or person (other than permitted assigns of the parties hereto) either as a third party beneficiary or otherwise.

      9.12 Severability. If and to the extent that any court of competent jurisdiction holds any provisions (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

      9.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any Ancillary Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof and thereof, including an injunction or injunctions to prevent breaches of this Agreement or any Ancillary Agreement and to enforce specifically the terms and provisions of this Agreement and any Ancillary Agreement in any court referred to in Section 9.6, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief..

      9.14 Facsimile Signature. This Agreement may be executed by facsimile signature and facsimile signature shall constitute an original for all purposes.

      9.15 Legal Representation. In any dispute or proceeding arising after the Effective Time under or in connection with this Agreement, the Confidentiality Agreement, the Voting Agreement, the Letters of Transmittal and any other Ancillary Agreement, the Securityholders shall have the right, at their election, to retain the firm of Gibson, Dunn & Crutcher LLP to represent them in such matter and the Parent and the Surviving Corporation (on behalf of themselves, their respective Affiliates, directors, officers, employees and Representatives and their respective successors and assigns) hereby irrevocably waive and consent to any such representation in any such matter.

      9.16 Currency. All references to "dollars" or "$" or "US$" in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and , unless otherwise expressly stated, each Ancillary Agreement. United States

                                                               EXECUTION VERSION

dollars are the sole currency of account and payment for all sums payable by any party under or in connection with this Agreement or any Ancillary Agreement. Where any amounts are stated to be in United States dollars, such amounts shall include the equivalent amount in any other currency, in each case as set forth in The Wall Street Journal Eastern Edition on the day that any such calculation is required to be made.

      9.17 No Survival of Representations and Warranties. None of the representations or warranties contained in this Agreement shall survive the Closing and, except as provided in Section 8.2 hereof, shall not survive any termination of this Agreement. The covenants and agreements contained in this Agreement which contemplate performance after the Closing shall survive until performed in accordance with their terms; provided, however, that the covenants and agreements contained in this Agreement which contemplate performance prior to the Closing shall not survive the Closing. The parties agree that, except for fraud, no claims or causes of action may be brought against any of the Company or any of its directors, officers, employees, Affiliates, successors, permitted assigns, agents or representatives based upon, directly or indirectly, any of the representations, warranties or covenants (other than such covenants which contemplate performance after the Closing) of the Company contained in this Agreement following the Closing or, except to the extent provided in Section 8.2, any termination of this Agreement.

      X. DEFINITIONS.

      10.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Action" means any action suit, proceeding, investigation or other claim by or before any Governmental Authority.

      "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. With respect to the Company and the Subsidiaries, Affiliates of the Company and its Subsidiaries shall mean its and their Affiliates prior to the Effective Time.

      "Agreement" or "this Agreement" means this Agreement and Plan of Merger, dated as of May 1, 2004, by and among the Company, Parent and Acquisition Sub (it being understood that references to "Agreement" or "this Agreement" shall be deemed to include the Exhibits hereto, the Ancillary Agreements, each document, certificate, instrument or agreement to be executed in connection herewith, and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions set forth in Section 9.8.

      "Agreement of Merger" means the certificate of merger or certificate of ownership or certificate of ownership and merger to be filed with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL.

                                                               EXECUTION VERSION

      "Ancillary Agreements" means the Voting Agreement and all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to Closing in connection with this Agreement or the Subject Transactions, except the Financing Commitment Letter and the Equity Commitment Letters and any definitive agreement entered into between the parties thereto.

      "Benefit Arrangement" means any material benefit arrangement maintained by the Company or any Subsidiary of the Company covering any current or former stockholder, officer, director, employee, consultant or agent of the Company or any Subsidiary of the Company and the beneficiaries of any of them, that is not an Employee Benefit Plan, including, without limitation, (a) each employment or consulting agreement, (b) each arrangement providing for insurance coverage or workers' compensation benefits, (c) each incentive bonus or deferred bonus arrangement, (d) each arrangement providing termination allowance, severance, continuation pay, indemnification or similar benefits, (e) each equity compensation plan, (f) each deferred compensation plan and (g) each compensation policy and practice.

      "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement.

      "Business" means the business conducted by the Company and its Subsidiaries as of the date of this Agreement, as more fully described in the Company's February 2004 Confidential Information Memorandum, a copy of which was provided to Parent, which business includes the design and high volume manufacture of close tolerance precision machined, specialty alloy components and assemblies, primarily for use in the automotive and medical device applications.

      "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Los Angeles, California.

      "Cash" means cash and cash equivalents calculated in accordance with GAAP applied on a consistent basis with the preparation of Financial Statements.

      "Closing Date Cash Balance" means the sum of all Cash (minus the amount of Cash to be used by the Company to discharge the Transaction Costs that are discharged on the Closing Date) held by the Company and its Subsidiaries as of the close of business, Los Angeles, California time, one Business Day prior to the Closing Date.

      "Closing Date Indebtedness" means the aggregate amount, as of the close of business, Los Angeles, California time, one Business Day prior to the Closing Date, of the principal of, any accrued but unpaid interest on, and any premium, penalty, fees, expenses and other amounts payable to the relevant lender in order to pay, discharge and release all outstanding Indebtedness of the Company or any of its Subsidiaries at the Closing; provided, however, that the amount of Closing Date Indebtedness attributable to any hedging and swap arrangements or contracts of the Company or any of its Subsidiaries outstanding at the Closing shall be an amount equal to the amount required to be paid by the Company or any of its Subsidiaries pursuant to such hedging and swap arrangements or contracts to terminate or otherwise unwind such hedging and swap arrangements or contracts.

                                                               EXECUTION VERSION

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Equityholders" means the Persons who, on the Closing Date, own or hold shares of Common Stock and/or options to purchase shares of Common Stock.

      "Common Stock" means the Company's Common Stock, $.01 par value per share.

      "Common Stock Merger Consideration" means an amount equal to (i) $390,000,000, (ii) plus the Closing Date Cash Balance, (iii) plus the Deemed Aggregate Option Exercise Price, (iv) minus the Closing Date Indebtedness, (v) minus the Aggregate Preferred Stock Merger Consideration, and (vi) minus Transaction Costs that are not paid on or before the Closing Date.

      "Company Intellectual Property" means all Intellectual Property which is used in the conduct of the Business as it is currently conducted.

      "Company Stock" means, collectively, the Common Stock and the Preferred Stock.

      "Confidentiality Agreement" means the letter agreement dated as of February 10, 2004 between the Company and GS Capital Partners 2000, L.P. and the letter agreement dated as of February 9, 2004 between the Company and Transportation Resources Partners, LP.

      "Contribution Agreement" means a contribution agreement between the Continuing Stockholders and Parent containing the terms set forth on Exhibit 7.

      "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing, or otherwise manage, the affairs of such Person.

      "Deemed Aggregate Option Exercise Price" means the aggregate exercise price of all options to purchase shares of Common Stock that are outstanding as of the Effective Time (whether or not such options are vested and whether or not such options are exercised prior to the Effective Time).

      "DGCL" means the Delaware General Corporation Law as in effect at the Closing Date.

      "Disclosure Schedule" means the Disclosure Schedule agreed to by the parties and incorporated as a part of this Agreement.

      "Employee Benefit Plan" means any employee benefit plan, as defined in
Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any Subsidiary thereof covering employees or former employees of the Company or any Subsidiary of the Company.

                                                               EXECUTION VERSION

      "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA.

      "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than restrictions imposed by securities laws.

      "Environmental Laws" means any foreign, federal, state or local law, statute, ordinance, rule, regulation, judicial and administrative decision, order, or decree, including any common law cause of action, in each case relating to any Environmental Matter.

      "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees or sanitation.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means an entity that is treated as a single employer with the Company or any Subsidiary under Section 414(b), (c) or (m) of the Code or that is a member of a control group (as defined in Section 4001(a)(14) of ERISA) that includes the Company or any Subsidiary.

      "Fully Diluted Shares" means the number of shares of Common Stock plus the number of shares of Common Stock issuable upon the exercise of all then outstanding stock options to purchase shares of Common Stock, whether or not vested or currently exercisable, in each case outstanding immediately prior to the Effective Time, it being agreed that at least five Business Days prior to the Closing Date the Company will provide to Parent the number, and a summary of, the Fully Diluted Shares; provided, however, that the term "Fully Diluted Shares" shall include all Company Stock to be contributed by the Continuing Stockholders pursuant to the Continuing Stockholder Contribution.

      "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

      "Governmental Authority" means any United States or non-United States federal, national, supranational, state, territorial, provincial, local or similar government, governmental authority, regulatory or administrative authority, agency, commission or other instrumentality, court, tribunal or judicial body (including any grand jury or its equivalent).

      "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

      "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials or wastes, (including, without limitation, petroleum or

                                                               EXECUTION VERSION

any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials ("ACM"), polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, infectious, carcinogenic, flammable, corrosive or mutagenic materials) that are regulated by, or form the basis of liability under, any Environmental Laws.

      "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations (contingent or otherwise) of such Person for the deferred purchase price of assets, property or services other than trade payables incurred in the ordinary course of business, (c) all obligations of such Person evidenced by notes, bonds, debentures, hedging and swap arrangements or contracts or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that are required to be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly, jointly or severally, in any manner by such Person, or in effect guaranteed directly or indirectly, jointly or severally, by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, (h) all Indebtedness referred to in clauses (a) through
(f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) all reimbursement obligations of such Person with respect to letters of credit, bankers' acceptance or similar facilities issued for the account of such Person, or (j) all obligations under any acquisition agreements pursuant to which such Person is responsible for any earn-out or other contingent payments; in each case together with all accrued interest and accrued fees thereon.

      "Intellectual Property" means all patent applications and patents and statutory invention registrations, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof; trademarks, service marks, trade names, trade dress, logos, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals thereof; copyrights, and all registrations, applications

                                                               EXECUTION VERSION

and renewals thereof, mask works, computer software and related source codes, specifications and data; trade secrets and confidential technical and business information, including inventions, whether reduced to practice or not and whether patentable or not, all improvements thereon, manufacturing and production processes and techniques, know-how, formulae, research and development information and technology, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, compositions, methods, schematics, technology, technical data, designs, pricing and cost information, business and marketing plans and proposals; all other proprietary rights; and all licenses, sublicenses, agreements or permissions related to any of the foregoing.

      "IRS" means the Internal Revenue Service of the United States.

      Knowledge of the Company" means the actual knowledge after due inquiry of the persons listed in Exhibit 6.

      "Law" means any Governmental Order or any law, statute, ordinance, rule or regulation of any Governmental Authority, or any binding agreement with any Governmental Authority.

      "Leased Real Property" means the real property leased by the Company or any Subsidiary, as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently located thereon, all fixtures, systems and equipment attached or appurtenant thereto,.

      "Liabilities" means any and all debts, liabilities, and damages, including those arising under any Law, Action or Governmental Order and those arising under any contract.

      "Material Adverse Effect" means a material adverse effect on the business, operations, assets or Liabilities, results of operations or the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; provided, however, that "Material Adverse Effect" shall not include any such effect resulting from or arising in connection with (a) changes or conditions generally affecting the markets in which the Company or its Subsidiaries operate, (b) changes in general economic conditions (including those affecting the securities markets and changes in foreign exchange rates), (c) the public announcement of this Agreement or of the consummation of the Subject Transactions, or (d) any changes in applicable Law after the date hereof.

      "Owned Real Property" means the real property owned by the Company or any Subsidiary, together with all buildings and other structures, facilities or improvements currently located thereon, all fixtures, systems and equipment of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

      "Per Share Common Stock Merger Consideration" means the quotient of the Common Stock Merger Consideration and the number of Fully Diluted Shares.

                                                               EXECUTION VERSION

      "Permit" means any permit, franchise, authorization or other license or approval issued or granted by any Governmental Authority.

      "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet delinquent or for which adequate reserves are maintained on the financial statements of the Company and the Subsidiaries as of the Closing Date;
(b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings (and for which adequate reserves are maintained on the financial statements of the Company and the Subsidiaries as of the Closing Date in conformity with GAAP consistently applied); (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice, (e) all matters of record, including, without limitation, survey exceptions, reciprocal easement agreements and other encumbrances on title to real property , (f) all applicable zoning, entitlement, conservations restriction and other land use and environmental regulations, and (g) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in any permits, licenses, governmental authorizations, registrations or approvals, or other state, local or municipal franchise applicable to the Company or any of its Subsidiaries or any of their respective properties.

      "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

      "Preferred Stock" means, collectively, the Company's Cumulative Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and the Company's Series B Cumulative Preferred Stock, par value $.01 per share (the "Series B Preferred Stock").

      "Real Property" means, collectively, the Leased Real Property and the Owned Real Property.

      "Remediation" means (a) any "remedial action," "response" or "removal," as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9610 et seq., (b) any "corrective action" as that term is defined in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or (c) any similar action required under any Environmental Law to investigate, eliminate or reduce the threat to human health or the Environment posed by any Hazardous Substance.

      "Securityholder" means any holder of a certificate representing shares of Common Stock or shares of Preferred Stock or any holder of any option to purchase Common Stock (whether or not such option is vested).

                                                               EXECUTION VERSION

      "Securityholders Agreement" means that certain Amended and Restated Securityholders Agreement dated as of December 27, 2000 among the Company and certain of its securityholders, as amended from time to time.

      "Stock Option Plan" means the Company's 2000 Stock Incentive Plan, as amended from time to time.

      "Subsidiaries" means any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

      "Tax" or "Taxes" means any and all taxes (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, unemployment compensation, withholding stamp, transfer, value added, or gains taxes; license and fees; and customs duties, tariffs, and similar charges; and any liability arising under a tax sharing agreement or any liability for taxes of another Person by contract, as a transferee or successor under Treasury Regulation
Section 1.1502-6 or analogous Law, or otherwise.

      "Transaction Costs" means any fees, costs and expenses incurred by the Company or any of its Subsidiaries, or by the Company or any of its Subsidiaries on behalf of any Securityholder, in each case relating to the Subject Transactions or the proposed sale of the Company as a result of commitments made prior to the Closing (whether incurred prior to or after the date hereof), including fees and disbursements of counsel, financial advisors, consultants, accountants and other advisors plus any special, closing or sale bonuses, if any, payable at any time by the Company or any of its Subsidiaries in connection with the consummation of the Subject Transactions, including, without limitation, any such amounts payable pursuant to the Management Services Agreement or any other agreement, arrangement or understanding between the Company and its Subsidiaries, on the one hand, and any Affiliates of the Company and its Subsidiaries, on the other hand; provided, however, that the (i) Deemed Aggregate Option Exercise Price (as defined in this Section 10.1), (ii) any Transfer Taxes (as defined in Section 5.14) and (iii) any special, closing or sale bonuses that become payable as a result of actions taken or failure to take actions by the Surviving Corporation or any of its Subsidiaries shall not be, or be deemed to be, Transaction Costs.

                                                               EXECUTION VERSION

      IN WITNESS WHEREOF, the duly authorized officers or representatives of the parties hereto have duly executed this Agreement and Plan of Merger on the date first written above.

                                   THE COMPANY

                                   TITAN HOLDINGS, INC.,
                                   a Delaware corporation

                                   By: /s/ John C. Kennedy
                                      __________________________________________
                                   Name: John C. Kennedy
                                   Title: President

                                   PARENT

                                   MICRON HOLDINGS, INC.,
                                   a Delaware corporation

                                   By: /s/ Jack Daly
                                      __________________________________________
                                   Name: Jack Daly
                                   Title: Vice President and Secretary

                                   ACQUISITION SUB

                                   MICRON MERGER CORPORATION,
                                   a Delaware corporation

                                   By: /s/ Jack Daly
                                      __________________________________________
                                   Name: Jack Daly
                                   Title: Vice President and Secretary

                           EXHIBIT 1 VOTING AGREEMENT

                      SECURITYHOLDERS AGREEMENT AND WAIVER

      This Securityholders Agreement and Waiver (this "Agreement") dated as of May 1, 2004, is made by and among Titan Holdings, Inc., a Delaware corporation (the "Company"), the securityholders of the Company set forth on the signature pages hereto (collectively, the "Securityholders"), Micron Holdings, Inc., a Delaware corporation ("Parent"), and Micron Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement (as defined below).

      WHEREAS, as of the date hereof, the Securityholders are the record and beneficial owners and have the sole power to vote (if any such voting rights exist) and dispose of the respective number of shares and stock options set forth opposite their respective names in Schedule A hereto (collectively, the "Shares");

      WHEREAS, the Shares set forth opposite each Securityholder constitute all the securities (voting or otherwise) of the Company owned by such Securityholder;

      WHEREAS, the Securityholders desire that the Company, Parent and Acquisition Sub enter into an Agreement and Plan of Merger (the "Merger Agreement") with respect to the merger of Acquisition Sub with and into the Company (the "Merger");

      WHEREAS, the Securityholders are executing the Stockholder Consent (as defined in the Merger Agreement) simultaneously with the execution and delivery of the Merger Agreement, thereby approving and adopting the Merger and the Merger Agreement; and

      WHEREAS, in addition to obligating themselves to each other, the Securityholders are executing this Agreement as an inducement to Parent and Acquisition Sub to enter into and execute the Merger Agreement and incurring the obligations set forth therein, and in connection therewith, Parent and Acquisition Sub have required that the Securityholders agree, and the Securityholders have agreed, to enter into this Agreement;

      NOW THEREFORE, in consideration of the foregoing, the execution and delivery by Parent and Acquisition Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties, intending to be legally bound hereby, agree as follows:

      1. During the period commencing on the date of this Agreement and ending on the earlier of either (a) the date that the Merger Agreement terminates in accordance with its terms or (b) the Effective Time of the Merger, at any meeting (whether annual or special) of the stockholders of the Company or at any adjournment thereof or in any other circumstance upon which their vote or approval is sought (including via written consent), each Securityholder, at the request of Parent and to the extent any such rights exist as to such Securityholder, hereby agrees that it shall vote (or cause to be voted) such Shares (i) in favor of any amendment to the Merger Agreement or any other action requiring the approval of stockholders of the Company in furtherance of consummation of the Subject Transactions, and (ii) against any action, agreement, proposal or transaction which would in any manner impede, frustrate, prevent, nullify or interfere

                                      1-1

                                                               EXECUTION VERSION

with, delay or otherwise adversely affect the Merger, the Merger Agreement, this Agreement or any of the other transactions contemplated by the Merger Agreement, or result in the breach of any covenant, agreement, representation or warranty by the Company under the Merger Agreement or this Agreement.

      2. During the period commencing on the date of this Agreement and ending on the earlier of either (a) the date that the Merger Agreement terminates in accordance with its terms or (b) the Effective Time of the Merger, each Securityholder shall not transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, assignment or other encumbrance) any or all of such Securityholder's Shares or any interest therein, except pursuant to the Merger or as contemplated by the Merger Agreement, unless the transferee agrees with Parent and Acquisition Sub to be bound by this Agreement as if such transferee were a Securityholder and had executed this Agreement. During such period, the Securityholders shall not, directly or indirectly, engage or cooperate in any discussion or negotiations with any Person other than Parent and Acquisition Sub, or make, solicit (including by way of furnishing information) or respond to any offers, with respect to the transfer of any or all of the Shares (except as permitted by the preceding sentence) or the acquisition (by merger, tender offer or otherwise) of the Company or its Subsidiaries or any portion of their stock, business or assets. If any Securityholder receives any inquiry or proposal regarding any such transfer or acquisition, the Securityholder shall promptly inform Parent of that inquiry or proposal and the details thereof.

      3. During the period commencing on the date of this Agreement and ending on the earlier of either (a) the date that the Merger Agreement terminates in accordance with its terms or (b) the Effective Time of the Merger, no Securityholder shall exercise any right it may possess, contractual or otherwise, to exercise or convert any or all of such Securityholder's Shares or any interest therein, into or for any other shares of the Company's capital stock, except pursuant to the Merger or as contemplated by the Merger Agreement. No Securityholder shall enter into any agreement, arrangement or understanding with any Person the effect of which would violate or be inconsistent with the provisions of this Agreement.

      4. Each Securityholder understands and acknowledges that Parent is entering into, or causing Acquisition Sub to enter into, as the case may be, the Merger Agreement and the other transactions contemplated thereby, and is incurring the obligations set forth therein, in reliance upon such Securityholder's execution and delivery of this Agreement.

      5. Each of the Securityholders agrees to cooperate with and assist Parent, Acquisition Sub and the Company to obtain all regulatory consents required to complete the Merger and to use its commercially reasonable efforts, to the extent permitted by Law, to cause the Company to perform its obligations under the Merger Agreement. Each Securityholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Securityholder may have.

      6. Except for certain Encumbrances (as defined below) created by this Agreement or that certain Amended and Restated Securityholders Agreement, dated as of December 27, 2000,

                                      1-2

                                                               EXECUTION VERSION

by and among the Company and certain of its securityholders (as amended from time to time, the "Securityholders Agreement"), each of the Securityholders severally represents and warrants to Parent and Acquisition Sub that, with respect to the number of Shares set forth opposite such Securityholder's name in Schedule A hereto, such Securityholder (i) is the beneficial and sole record owner of such Shares, (ii) has good and marketable title to such Shares, (iii) has sole power and authority to dispose of such Shares, (iv) has the unrestricted right to vote (including by written consent), and issue instructions with respect to, such Shares (to the extent any such rights exist as to such Securityholder), (v) has the sole power and authority to demand appraisal rights with respect to such Shares, and (vi) has the sole power and authority to agree to all matters set forth in this Agreement with respect to such Shares. Each of the Securityholders further severally represents and warrants to Parent and Acquisition Sub that such Securityholder owns such Shares free and clear of all liens, claims, options, proxies, voting trusts, security interests, restrictions, pledges, agreements, charges and encumbrances (collectively "Encumbrances") whatsoever. Each of the Securityholders severally represents and warrants to Parent and Acquisition Sub that the foregoing representations and warranties will be true and correct as of the Closing.

      7. Each of the Securityholders severally represents and warrants to Parent and Acquisition Sub that:

            (a) it has, and will have at Closing, all necessary power, authority and legal capacity to execute and deliver this Agreement and the Stockholder Consent and perform its obligations hereunder and thereunder and that no other proceedings or actions on the part of such Securityholder are necessary to authorize the execution, delivery or performance of this Agreement or the Stockholder Consent by such Securityholder and the consummation by such Securityholder of the transactions contemplated hereby or thereby,

            (b) this Agreement and the Stockholder Consent has been duly and validly executed and delivered by it;

            (c) this Agreement constitutes the valid and binding agreement of such Securityholder, enforceable against it in accordance with its terms, except to the extent (a) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (d) if the Shares held by such Securityholder constitute community property under applicable Law, the spouse of such Securityholder has consented and agreed to the execution, delivery and performance of this Agreement by such Securityholder and the consummation of the transactions contemplated hereby;

            (e) other than as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no filing with, and no permit, authorization, consent or approval of, any federal, state, local or foreign governmental agency or authority is necessary for

                                      1-3

                                                               EXECUTION VERSION

the execution of this Agreement by such Securityholder and the consummation by such Securityholder of the transactions contemplated hereby;

            (f) the execution and delivery of this Agreement by such Securityholder, the consummation by such Securityholder of the transactions contemplated hereby and the compliance by such Securityholder with any of the provisions hereof will not (i) conflict with or result in any breach of any organizational documents of such Securityholder (if such Securityholder is not a natural person), (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Securityholder is a party or by which such Securityholder or any of such Securityholder's properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Securityholder or any of such Securityholder's properties or assets.

      8. Each Securityholder and the Company hereby waives, with respect to the transactions contemplated by the Merger Agreement and this Agreement and only such transactions, its rights, to the extent any such rights exist, under the following provisions of the Securityholders Agreement:

      (i) Section 2, which relates to restrictions on Transfer;

      (ii) Section 3, which relates to prohibitions on Transfer; and

      (iii) Section 4, which relates to rights of first refusal.

Notwithstanding the foregoing, as to the tender of its Shares with respect to the Merger, each Securityholder will deliver to the Company any notice required by Section 2 of the Securityholders Agreement and the Company will respond to such notices within the time periods set forth in Section 2 of the Securityholders Agreement.

      9. Each of the Securityholders agrees to exercise or otherwise comply, and to cause the Company to comply, with the terms of the drag-along provision contained in Section 5.1 of the Securityholders Agreement, including the obligations (a) to give notice to the Company upon receipt of an offer in writing from a third party to purchase all of the issued and outstanding securities held by such Securityholder and (b) to give notice to the Drag-Along Securityholders (as defined in the Securityholders Agreement). Each of the Securityholders agrees to take all actions, including exercising all available remedies under the Securityholders Agreement, to cause the Drag-Along Securityholders to comply with Section 5.1 of the Securityholders Agreement.

      10. Each of Parent and Acquisition Sub represents and warrants to each of the other parties hereto that it has the necessary power and authority to execute and deliver this Agreement and perform its obligations hereunder and that no other proceedings or actions on the part of

                                      1-4

                                                               EXECUTION VERSION

Parent or Acquisition Sub are necessary to authorize the execution, delivery or performance of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby.

      11. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by cable, telecopier, telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

If to the Securityholders or any of them the address or addresses, as appropriate, as set forth on Schedule A hereto.

If to Parent or Acquisition Sub:

                  c/o Transportation Resource Partners, LP
                  2555 Telegraph Road
                  Bloomfield Hills, MI  48302
                  Telecopier:  (248) 648-2105
                  Attn:  David R. Mitchell

                  AND

                  c/o Goldman Sachs Capital Partners 2000, L.P.
                  85 Broad Street, 10th Floor
                  New York, NY  10004
                  Telecopier:  (212) 357-5505
                  Attn:  Adrian Jones

With a copy (which shall not constitute notice) to:

                  Fried, Frank, Harris, Shriver & Jacobson LLP
                  One New York Plaza
                  New York, New York  10004
                  Telecopier:  (212) 859-4000
                  Attn:  Robert C. Schwenkel

                                      1-5

                                                               EXECUTION VERSION

If to the Company:

                  Titan Holdings, Inc.
                  4070 East Paris Avenue SE
                  Kentwood, MI  49512
                  Telecopier:  (616) 698-6876
                  Attn:  President

With a copy (which shall not constitute notice) to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, California 90071-3197
                  Attn:  Bruce D. Meyer, Esq.
                  Facsimile No:  (213) 229-6979

or to such other address as any of the foregoing parties may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

      12. Each of the Securityholders agrees that this Agreement and the obligations hereunder shall attach to the Shares owned by it and shall be binding upon any person or entity to whom legal or beneficial ownership of the Shares shall pass, whether by operation of Law or otherwise, including without limitation their respective heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, conversion or other change in the capital structure of the Company affecting the Common Stock or Preferred Stock, or acquisition of additional shares of Common Stock or Preferred Stock by any such Securityholder, the number of Shares listed in Schedule A beside the name of each such Securityholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or Preferred Stock or other securities issued to or acquired by each such Securityholder.

      13. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions.

      14. This Agreement shall terminate on the earlier of (a) the date that the Merger Agreement terminates in accordance with its terms or (b) the Effective Time of the Merger.

      15. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      16. Each Securityholder acknowledges that any breach of the provisions of this Agreement by them will cause irreparable damage to Parent, Acquisition Sub and their

                                      1-6

                                                               EXECUTION VERSION

respective Affiliates, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, Parent and Acquisition Sub shall be entitled, in addition to any other rights existing at law or in equity, to obtain, without the necessity for any bond or other security, specific performance and/or injunctive relief in order to enforce, or prevent breach of, any such provision.

      17. From time to time, at the request of any party hereto and without further consideration, each other party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      18. In the event that any provisions of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby as long as the remaining provisions do not fundamentally alter the relations among the parties hereto.

      19. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such rights, powers or remedies by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      20. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      21. This Agreement may be executed in two or more counterparts, each of which shall be considered an original but all of which together shall constitute the same instrument.

      22. This Agreement is intended as an exclusive statement of the terms of the agreement among the parties with respect to its subject matter, supersedes all prior agreements with respect thereto, cannot be changed, amended, supplemented or otherwise modified or terminated, except by written instrument executed by the party or parties against whom enforcement thereof is sought and shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

      23. Notwithstanding any other provision hereof, no Securityholder shall be liable in any manner whatsoever for the breach by any other Securityholder of any representations, warranties, covenants or agreement by or of such other Securityholder.

                                      1-7

                                                               EXECUTION VERSION

      24. This Agreement shall become effective only upon execution and delivery by the Company, Parent, Acquisition Sub and each of the Securityholders identified on Schedule A hereto.

                                    THE COMPANY:

                                    TITAN HOLDINGS, INC.

                                    By:      ___________________________
                                    Name:
                                    Title:

                                    PARENT:

                                    MICRON HOLDINGS, INC.

                                    By:      ___________________________
                                    Name:
                                    Title:

                                    ACQUISITION SUB:

                                    MICRON MERGER CORPORATION

                                    By:      ___________________________
                                    Name:
                                    Title:

                                      1-8

                                                               EXECUTION VERSION

                                    THE SECURITYHOLDERS:

                                    AURORA EQUITY PARTNERS II L.P.

                                    BY: AURORA CAPITAL PARTNERS II L.P., ITS
                                        GENERAL PARTNER

                                        BY: AURORA ADVISORS II, INC., ITS
                                            GENERAL PARTNER

                                            By: ________________________________
                                            Name:
                                            Title:

                                    AURORA OVERSEAS EQUITY
                                    PARTNERS II L.P.

                                    BY: AURORA CAPITAL PARTNERS II
                                        L.P., ITS GENERAL PARTNER

                                        BY: AURORA ADVISORS II, INC.,
                                            ITS GENERAL PARTNER

                                            By: ________________________________
                                            Name:
                                            Title:

                                      1-9

                                                               EXECUTION VERSION

AURORA EQUITY PARTNERS II L.P. EXECUTING ON BEHALF OF ALL THE FOLLOWING CLASS A SECURITYHOLDERS UNDER THE SECURITYHOLDERS AGREEMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SUCH SECURITYHOLDERS AGREEMENT:

                                    AURORA EQUITY PARTNERS II L.P.

                                    BY: AURORA CAPITAL PARTNERS II L.P., ITS
                                        GENERAL PARTNER

                                        BY: AURORA ADVISORS II, INC., ITS
                                            GENERAL PARTNER

                                            By: ________________________________
                                            Name:
                                            Title:

                                    TITAN/JCK EQUITY PARTNERS L.P.

                                    TOPA FINANCIAL CORPORATION

                                    ROBERT ANDERSON, JR.

                                    KATHLEEN D. THOMAS

                                    JAMES D. & MARIA D. HODGSON
                                    INTERVIVOS PERSONAL TRUST

                                    ALLENWOOD VENTURES, INC.

                                    DALE FREY FAMILY LIMITED
                                    PARTNERSHIP

                                    TITAN EQUITY PARTNERS, L.P.

                                    LAWRENCE A. BOSSIDY

                                    TITAN/BRAZIL EQUITY PARTNERS, L.P.

                                      1-10

                                   SCHEDULE A

                                                                  Number of Shares   Number of Shares
                                               Number of Shares    of Series A         of Series B       Number of Shares
Name and Address                               of Common Stock    Preferred Stock    Preferred Stock      of Common Stock
of Securityholder                                   Owned               Owned             Owned          Subject to Options
-----------------                              ----------------   ----------------   ----------------    ------------------
Aurora Equity Partners II L.P.                    4,163,420           370,082             74,016                  0
10877 Wilshire Boulevard
Suite 2100
Los Angeles, CA  90024

     With a copy of any notice
     (which shall not constitute
     notice) to:

     Gibson, Dunn & Crutcher LLP
     333 S. Grand Avenue
     Los Angeles, CA 90071
     Attn:  Bruce D. Meyer, Esq.
     Facsimile:  (213) 229-6979

Aurora Overseas Equity Partners II, L.P.             55,330             4,918                984                  0
10877 Wilshire Boulevard
Suite 2100
Los Angeles, CA  90024

     With a copy of any notice
     (which shall not constitute
     notice) to:

     Gibson, Dunn & Crutcher LLP
     333 S. Grand Avenue
     Los Angeles, CA 90071
     Attn:  Bruce D. Meyer, Esq.
     Facsimile:  (213) 229-6979

Titan/JCK Equity Partners L.P.                    2,000,000           200,000                  0                  0
c/o Aurora Capital Group
10877 Wilshire Boulevard
Suite 2100
Los Angeles, CA  90024

                                      1-11

                                                               EXECUTION VERSION

Topa Financial Corporation                            2,825               250                 52                  0
c/o Topa Equities, Ltd.
1800 Avenue of the Stars
Suite 1400
Los Angeles, CA 90071

Robert Anderson, Jr.                                  1,412               125                 26              2,500
10877 Wilshire Blvd., Suite 1405
Los Angeles, CA 90024

Kathleen D. Thomas                                    1,413               125                 26                  0
10877 Wilshire Blvd., Suite 1405
Los Angeles, CA 90024

James D. & Maria Hodgson Inter                        1,000               100                  0                  0
Vivos Personal Trust
c/o Ambassador James D. Hodgson
10132 Hillgrove Drive
Beverly Hills, CA 90210

Allenwood Ventures, Inc.                              2,825               250                 52                  0
c/o James Ramo
1213 Rimmer Ave.
Pacific Palisades, CA 90272

Dale Frey Family Limited Partnership                  2,825               250                 52                  0
c/o Dale Frey
1 Aspetuck Hill Lane
Weston, CT 06883

Titan Equity Partners, L.P.                           6,095               512                156                  0
c/o Aurora Capital Group
10877 Wilshire Boulevard
Suite 2100
Los Angeles, CA  90024

                                      3-12

                                                               EXECUTION VERSION

Lawrence A. Bossidy                                  25,000             2,500                  0             42,500
104 West Mountain Road
Ridgefield, CT 06877

Titan/Brazil Equity Partners, L.P.                  218,750                 0             35,000                  0
c/o Aurora Capital Group
10877 Wilshire Boulevard
Suite 2100
Los Angeles, CA  90024

                                      3-13

                         EXHIBIT 2 LETTER OF TRANSMITTAL

                                      1-14

                                                               EXECUTION VERSION

                              LETTER OF TRANSMITTAL

 TO SURRENDER SHARES OF COMMON STOCK, PREFERRED STOCK AND/OR OPTIONS TO PURCHASE
                       COMMON STOCK (EACH, A "SECURITY")

                                       OF

                              TITAN HOLDINGS, INC.

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH YOUR CERTIFICATES FOR SHARES OF COMMON STOCK OR PREFERRED STOCK OR WITH YOUR OPTIONS TO PURCHASE COMMON STOCK, AS THE CASE MAY BE, TO GIBSON, DUNN & CRUTCHER LLP AT THE ADDRESS SET FORTH BELOW, WHICH WILL ACCEPT THIS FORM ON BEHALF OF TITAN HOLDINGS, INC. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE A VALID DELIVERY.

                                  DELIVERY TO:

                           GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                          LOS ANGELES, CALIFORNIA 90071
                             TELEPHONE: 213-229-7290
                            TELECOPIER: 213-229-6290
                           ATTN: APIK MINASSIAN, ESQ.

                 SCHEDULE OF OWNERSHIP OF SECURITIES SURRENDERED

COMMON STOCK

                                                                           NUMBER AND CLASS OF
NAME(s) AND ADDRESS(ES) OF REGISTERED HOLDER(s)            SHARE                  SHARES
 (Please fill in, if blank, exactly as name(s)          CERTIFICATE          REPRESENTED BY
     appear(s) on the Certificate(s))                    NUMBER(s)           CERTIFICATE(s)
-----------------------------------------------      ------------------    -------------------
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                      Total Shares of
                                                     Common Stock Owned
                                                      and Surrendered:

PREFERRED STOCK

                                                                                 NUMBER OF
NAME(s) AND ADDRESS(ES) OF REGISTERED HOLDER(S)           SHARE                    SHARES
 (Please fill in, if blank, exactly as name(s)         CERTIFICATE             REPRESENTED BY
     appear(s) on the Certificate(s))                   NUMBER(s)              CERTIFICATE(s)
-----------------------------------------------      ---------------         ------------------
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                     Total Shares of
                                                     Preferred Stock
                                                        Owned and
                                                       Surrendered

OPTIONS

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                     Options Owned and
                                                        Surrendered

                                      2-1

                                                               EXECUTION VERSION

            THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL
                      SHOULD BE READ CAREFULLY BEFORE THIS
                      LETTER OF TRANSMITTAL IS COMPLETED.

                 YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE
                            APPROPRIATE SPACE BELOW.

Ladies and Gentlemen:

            The undersigned acknowledges receipt of the Agreement and Plan of Merger, dated as of May 1, 2004 (the "Merger Agreement"), by and among Titan Holdings, Inc., a Delaware corporation (the "Company"), Micron Holdings, Inc., a Delaware corporation ("Parent"), and Micron Merger Corporation, ("Acquisition Sub"), a Delaware corporation. The undersigned hereby also acknowledges that the undersigned is fully aware of the contents of the Merger Agreement. The undersigned hereby further acknowledges that pursuant to the Merger Agreement, the Company will be canceling all Securities, as defined below, at the Effective Time of the merger of Acquisition Sub into the Company (the "Merger"). Capitalized terms used herein but not otherwise defined will have the meanings ascribed to such terms in the Merger Agreement.

            Subject to the terms and conditions of the Merger Agreement and this Letter of Transmittal, the undersigned hereby surrenders to the Company:

            (1) the certificates described above in the Schedule of Ownership which are enclosed herewith representing shares of the Company's common stock, $0.01 par value (the "Common Stock");

            (2) the certificates described above in the Schedule of Ownership which are enclosed herewith representing shares of the Company's Cumulative Preferred Stock, $0.01 par value (the "Preferred Stock"); and/or

            (3) all of the undersigned's rights, title and interest in and to all options (whether vested or unvested) to purchase shares of Common Stock pursuant to the Company's 2000 Stock Incentive Plan (such options, the "Options" and such plan, as amended, the "Option Plan"), described above in the Schedule of Ownership.

The Options, collectively with the Common Stock and Preferred Stock, shall be referred to, individually, as a "Security" or, collectively, as the "Securities." Certificates of Common Stock and Preferred Stock described above in the Schedule of Ownership shall be referred to as the "Certificates." Holders of Certificates surrendered hereby and holders of Options surrendered hereby are referred to collectively as "Securityholders" and individually as a "Securityholder." Subject to the terms and conditions of the Merger Agreement and this Letter of Transmittal, the undersigned hereby further surrenders to the Company, and otherwise waives, all benefits and rights that may inure to holders of the Securities surrendered.

                                      2-2

                                                               EXECUTION VERSION

            Subject to the terms and conditions of the Merger Agreement and this Letter of Transmittal, the undersigned is entitled to receive (1) for each share of Common Stock duly surrendered, an amount in cash, without interest, equal to the Per Share Common Stock Merger Consideration, (2) for each share of Preferred Stock duly surrendered, an amount in cash, without interest, equal to the Per Share Preferred Stock Merger Consideration, and (3) for each of the respective Options duly surrendered pursuant to this Letter of Transmittal, an amount equal to the Per Share Common Stock Merger Consideration minus the exercise price per share with respect to the relevant Option multiplied by the number of shares subject to such Option (collectively (1), (2) and (3) are referred to, as applicable, the "Merger Consideration").

            Subject to, and effective upon, payment for the Securities surrendered herewith, in accordance with the terms and subject to the conditions of the Merger Agreement and this Letter of Transmittal, the undersigned hereby assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all of the Securities that are being surrendered hereby.

            No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns and trustees in bankruptcy or other legal representatives of the undersigned. The surrender of the Securities is irrevocable but will not be effective until the Effective Date.

            The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender, sell, assign and transfer the Securities surrendered hereby and to waive any benefits and rights that may inure to holders of the Securities surrendered and that, when the same are paid for by the Company in accordance with the Merger Agreement and this Letter of Transmittal, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, security interests, voting agreements, encumbrances and commitments of any kind, and that the Securities surrendered will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents reasonably deemed by Parent or the Company to be necessary or desirable to complete the surrender of the Securities.

            FIRPTA Affidavit: The undersigned shall deliver to Parent a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that such seller is not a "foreign person" as defined in Section 1445 of the Code.

            The undersigned hereby represents and warrants that the Schedule of Ownership above correctly and completely sets forth the Securities held by the undersigned being surrendered hereunder and that, except as set forth therein, the undersigned (1) does not hold or beneficially own any Securities and (2) does not have the right to acquire any stock in the Company or any options, warrants or other rights to acquire shares of capital stock of or equity interests in the Company, or similar securities or contractual obligations the value of which is derived from the value of an equity interest in the Company or any of the Subsidiaries, or securities convertible into or exchangeable for capital stock of or equity interests in, or similar securities or contractual obligations of, the Company or any of the Subsidiaries.

                                      2-3

                                                               EXECUTION VERSION

            The undersigned understands that surrender of the Securities is not valid until receipt by the Company of this Letter of Transmittal, or a facsimile thereof, duly completed and manually signed, together with all accompanying evidences of authority, in form reasonably satisfactory to Parent and the Company.

            Unless otherwise indicated herein under "Special Payment Instructions," please issue the check for the Merger Consideration in the name(s) of the registered holder(s) appearing under "Schedule of Ownership." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the Merger Consideration to the address(es) of the registered holder(s) appearing under "Schedule of Ownership." In the event that both the "Special Payment Instructions" and the "Special Delivery Instructions" are completed, please issue the check for the Merger Consideration in the name(s) of, and deliver such check to, the person(s) so indicated.

            The undersigned understands that payment of the Merger Consideration for the surrendered Securities will be made as promptly as practicable after receipt by the Company of this Letter of Transmittal, the Certificates evidencing the Shares and all other necessary documents in form reasonably satisfactory to the Company and Parent, but in no event earlier than the Closing Date. If this Letter of Transmittal, the Certificates evidencing such Shares and all other necessary documents in form reasonably satisfactory to the Company and Parent are received on or before one (1) day prior to the Closing Date, payment of the Merger Consideration for the surrendered Securities will be made on the Closing Date.

            The undersigned recognizes that the Merger is subject to various conditions and the Company may not be required to accept the surrender of any of the Securities surrendered hereby.

            To the extent any of the Securities surrendered herewith by the undersigned are Options, the undersigned, on behalf of himself or herself, and on behalf of all spouses, heirs, predecessors, successors, assigns, representatives or agents of the undersigned (including, without limitation, any trust of which the undersigned is the trustee or which is for the benefit of the undersigned or a member of his or her family), to the greatest extent permitted by law, hereby acknowledges that the payments made pursuant to this Letter of Transmittal are in full satisfaction of any and all rights the undersigned may have under the Option Plan with respect to Options being surrendered hereby.

            To the extent any of the Securities surrendered herewith by the undersigned are Options, the undersigned also acknowledges that the Company is not required to make any payments to the undersigned pursuant to this Letter of Transmittal unless his or her Options are outstanding at the Effective Time.

           SPECIAL PAYMENT INSTRUCTIONS                                SPECIAL DELIVERY INSTRUCTIONS
         (SEE INSTRUCTIONS 1, 4, 5 AND 6)                             (SEE INSTRUCTIONS 1, 4, 5 AND 6)
----------------------------------------------------         ---------------------------------------------------
To be completed ONLY if the check for surrendered            To be completed ONLY if the check for the
Securities is to be issued in the name of and sent to        surrendered Securities is to be sent to someone
someone other than the undersigned.                          other than the undersigned or to the undersigned at
                                                             an address other than that shown under "Schedule of
                                                             Ownership of Securities."

                                      2-4

                                                               EXECUTION VERSION

Issue check to:                              Mail check to:

Name:_________________________________       Name:______________________________
           (Please Type or Print)                     (Please Type or Print)

Address:______________________________       Address:___________________________

______________________________________       ___________________________________
                            (Zip Code)                                (Zip Code)
______________________________________       ___________________________________
(Tax Identification or Social Security       (Tax Identification or Social
No.)                                         Security No.)

         SPECIAL PAYMENT INSTRUCTIONS
        (SEE INSTRUCTIONS 1, 4, 5 AND 6)

To be completed ONLY if payment is to be made by wire transfer instead of by check.

Wire transfer funds to (Please Type or Print):

Bank:__________________________________________

ABA Number:____________________________________

For credit to Account of:______________________

Account Number:________________________________

Ref (if any):__________________________________

                                      2-5

                                                               EXECUTION VERSION

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.

                  PLEASE READ CAREFULLY THE INSTRUCTIONS BELOW

                                  INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF A VALID SURRENDER OF SECURITIES

            1. GUARANTEE OF SIGNATURES. No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of the Securities surrendered herewith.

            2. REQUIREMENT OF SURRENDER. For a Stockholder to validly surrender Securities, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any other required documents, and the Certificates and Options surrendered must be received by Gibson, Dunn & Crutcher LLP, at its address set forth above, which will accept the documents on behalf of the Company. Surrender may be made by mail, hand delivery, or overnight courier. PLEASE RETURN THE EXECUTED LETTER OF TRANSMITTAL AS SOON AS POSSIBLE.

            THE METHOD OF DELIVERY OF CERTIFICATES AND OPTIONS, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE SURRENDERING SECURITYHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY GIBSON, DUNN & CRUTCHER LLP, WHICH WILL ACCEPT THE DOCUMENTS ON BEHALF OF THE COMPANY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

            3. INADEQUATE SPACE. If the space provided herein under "Schedule of Ownership of Securities Surrendered" is inadequate, the Certificate numbers, the number of Shares evidenced by such Certificates, the number of Shares surrendered and, if applicable, the information related to the Options surrendered should be listed on a separate signed schedule and attached hereto.

            4. SIGNATURES ON LETTER OF TRANSMITTAL, INSTRUMENTS OF TRANSFER AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Securities surrendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) or Option without alteration, enlargement or any change whatsoever.

            If any of the Securities surrendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any of the surrendered shares of Common or Preferred Stock are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

                                      2-6

                                                               EXECUTION VERSION

            If this Letter of Transmittal or any Certificates, Options or instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

            5. TRANSFER TAXES. Except as set forth in this Instruction 5, the Company will pay or cause to be paid any transfer taxes with respect to the surrender of Securities to it or its order. If, however, payment of the Merger Consideration is to made to any person other than the registered holder(s), or if surrendered Certificates or Options are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will be deducted from the Merger Consideration unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted to the Company.

            EXCEPT AS PROVIDED IN THIS INSTRUCTION 5, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO THE CERTIFICATE(S) LISTED IN THIS LETTER OF TRANSMITTAL.

            6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If the payment check is to be issued in the name of a person other than the signer of this Letter of Transmittal or if the payment check or wire transfer payment is to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

            7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to Apik Minassian of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, telephone:
213-229-7290; telecopier: 213-229-6290.

            8. QUESTIONS OF VALIDITY; WAIVER. All questions as to the validity, form and acceptances of Certificates or Options surrendered will be determined by the Company, which determination shall be final and binding. The Company reserves the right to waive any irregularities or defects in the surrender of any Certificates, and the Company's interpretations of the terms and conditions of the Merger Agreement and the Letter of Transmittal (including these instructions) shall be final and binding. Any irregularities in connection with the surrender of Certificates must be cured within such time as the Company shall determine unless waived. A surrender will not be deemed to have been made until all irregularities and defects have been cured or waived.

            9. LOST OR DESTROYED CERTIFICATES. If any Certificate(s) representing shares of Common or Preferred Stock has been lost or destroyed, the holders should promptly notify the Company, at the address listed below, concerning the procedures for obtaining replacement certificates for such shares or any other matter that requires handling by the Company:

                                     TITAN HOLDINGS, INC.
                                     4070 EAST PARIS AVENUE SE
                                     KENTWOOD, MI  49512
                                     TELECOPIER:  (616) 698-6876
                                     ATTN:  PRESIDENT

                                      2-7

                                                               EXECUTION VERSION

            IMPORTANT: THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE THEREOF (TOGETHER WITH CERTIFICATES FOR THE SURRENDERED SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY GIBSON, DUNN & CRUTCHER LLP, WHICH WILL ACCEPT THE DOCUMENTS ON BEHALF OF THE COMPANY BEFORE PAYMENT FOR YOUR SECURITIES CAN BE MADE.

                                    IMPORTANT
                           SECURITYHOLDERS: SIGN HERE

X: ___________________________________________________________________

X: ___________________________________________________________________
                            SIGNATURE(s) OF HOLDER(s)

Dated: ____________, 2004

      (Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Certificate, Option or on a security position listing or by person(s) authorized to become registered holder(s) by Certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 4.)

Name(s):_______________________________________________________________________

_______________________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Capacity (Full Title):_________________________________________________________
                               (SEE INSTRUCTION 4)

Address(es):___________________________________________________________________

_______________________________________________________________________________
                               (INCLUDE ZIP CODE)

Area Code and Telephone Number:  ______________________________________________

Taxpayer Identification or Social Security Number(s):__________________________

                                      2-8

                                                               EXECUTION VERSION

                         EXHIBIT 3 FINANCIAL STATEMENTS

      Attached

                                      3-1

                                                               EXECUTION VERSION

                             EXHIBIT 4 INDEBTEDNESS

      The Indebtedness of the Company's Subsidiaries under that certain Credit Agreement, dated as of February 7, 2000, by and among Autocam Corporation and Autocam France, as the borrowers, the lenders from time to time parties thereto, Fleet National Bank, as syndication agent, The Chase Manhattan Bank, as administrative agent and FleetBoston Robertson Stephens, Inc., as an arranger, as amended.

                                      4-1

                                                               EXECUTION VERSION

                      EXHIBIT 5 CONTINUING STOCKHOLDER LIST

      John C. Kennedy

                                      5-1

                                                               EXECUTION VERSION

                            EXHIBIT 6 KNOWLEDGE GROUP

         John C. Kennedy

         Warren A. Veltman

         Stuart F. Cheney

         Thomas K. O'Mara

         John Buchan

         Bruno Le Sech

         Eduardo Renner

         Brad Seal

         Angelo Exposito

         Ed Heckman

                                      6-1

                                                               EXECUTION VERSION

                   EXHIBIT 7 CONTRIBUTION AGREEMENT TERM SHEET

      Attached

                                      7-1